                                                                     Exhibit 2.1

                         PIONEER-DDS MERGER AGREEMENT


                                 EXECUTED COPY


                                JANUARY 15, 1998

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG:

                           DICKENS DATA SYSTEMS, INC.

                                       AND

                              GUSSIE JODENE BALLEW

                             GORDON L. DICKENS, III

                      GORDON L. DICKENS, JR., AS TRUSTEE OF
                    THE GORDON WESTLAKE DICKENS MINOR'S TRUST

                               MELISSA W. DICKENS

                      GORDON L. DICKENS, JR., AS TRUSTEE OF
                      THE RAYMOND LEE DICKENS MINOR'S TRUST

                                JAMES B. ERICKSON

                      THOMAS E. DAVIS, SR., AS EXECUTOR OF
                       THE ESTATE OF THOMAS E. DAVIS, JR.



                                       AND



                       PIONEER-STANDARD ELECTRONICS, INC.

                                       AND

                        PIONEER-STANDARD OF GEORGIA, INC.





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                                TABLE OF CONTENTS
                                -----------------




1. DEFINITIONS...............................................................................1
   1.1 Closing ..............................................................................1
   1.2 Closing Date .........................................................................1
   1.3 Code..................................................................................1
   1.4 DDS Shares ...........................................................................2
   1.5 Dickens Employment Agreement..........................................................2
   1.6 ERISA.................................................................................2
   1.7 Escrow Agreement .....................................................................2
   1.8 Escrow Agent .........................................................................2
   1.9 Financial Statements..................................................................2
   1.10 GAAP ................................................................................2
   1.11 Law .................................................................................2
   1.12 Liabilities .........................................................................2
   1.13 Lien.................................................................................2
   1.14 Noncompetition Agreements............................................................2
   1.15 Person ..............................................................................2
   1.16 ProAmerica Acquisition...............................................................2
   1.17 Real Property .......................................................................2
   1.18 SEC .................................................................................2
   1.19 Software and Services Business.......................................................3
   1.20 Subsidiary...........................................................................3
   1.21 Tax..................................................................................3
   1.22 Tax Return...........................................................................3
   1.23 Other Defined Terms..................................................................3

2. THE MERGER................................................................................5
   2.1 The Merger............................................................................5
   2.2 Effective Time of the Merger..........................................................5
   2.3 Articles of Incorporation; Bylaws.....................................................5
   2.4 Merger Consideration..................................................................5
   2.5 Payment Adjustment....................................................................6
   2.6. Conversion of Shares.................................................................6
   2.7 Conduct of Business Prior to Closing..................................................7
   2.8 Obligations Prior and Subsequent to the Closing......................................10
   2.9 Conditions to the Obligations of DDS and the Selling Shareholders....................17
   2.10 Conditions to the Obligations of Pioneer and Merger Subsidiary......................18

3. THE CLOSING..............................................................................20
   3.1 Deliveries by Selling Shareholders...................................................20
   3.2 Deliveries by Pioneer................................................................21
   3.3 Deliveries to Escrow Agent...........................................................22

4. REPRESENTATIONS AND WARRANTIES...........................................................22
   4.1 Several Representations and Warranties of Selling Shareholders.......................22

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

   4.2 Joint and Several Representations and Warranties of Selling Shareholders.............24
   4.3 Representations and Warranties of Pioneer............................................36
   4.4 Survival of Representations and Warranties...........................................37
   4.5 Effect of Representations, Warranties and Waivers if the Merger is not Consummated...37

5. INDEMNIFICATION..........................................................................38
   5.1 Selling Shareholders.................................................................38
   5.2  Limitations on Selling Shareholders' Liability......................................38
   5.3 Pioneer Generally....................................................................39
   5.4 Notification of and Participation in Claims..........................................39
   5.5 Net Losses...........................................................................42

6. OTHER COVENANTS..........................................................................42
   6.1 Further Assurances...................................................................42
   6.2 Investment in Sof-Serv Entities......................................................42
   6.3 Shareholder Notes....................................................................42
   6.4 Insurance............................................................................43
   6.5 Selling Shareholders' Representative.................................................43
   6.6 Termination of Shareholders Agreement................................................44
   6.7 Termination of ProAmerica Acquisition Escrow Agreements..............................44
   6.8 Miscellaneous........................................................................44

7. TERMINATION..............................................................................44
   7.1 Termination, Amendment, and Waiver...................................................44
   7.2 Effect of Termination................................................................45
   7.3 Confidentiality......................................................................45
   7.4 Termination Fee......................................................................45

8. MISCELLANEOUS............................................................................45
   8.1 Amendment............................................................................45
   8.2 Waiver...............................................................................45
   8.3 Fees and Expenses....................................................................46
   8.4 Notices..............................................................................46
   8.5 Binding Effect.......................................................................48
   8.6 Headings.............................................................................48
   8.7 Disclosure Schedules, Exhibits and Amendments to Disclosure Schedules................48
   8.8 Counterparts.........................................................................48
   8.9 Governing Law........................................................................48
   8.10 Severability........................................................................48
   8.11 Waivers.............................................................................49
   8.12 Entire Agreement....................................................................49

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------





         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of the 15th day of January, 1998, by and among Dickens Data Systems, Inc., a Georgia corporation ("DDS"); Gussie Jodene Ballew; Gordon L. Dickens, III; Gordon L. Dickens, Jr., as Trustee (the "Trustee") of The Gordon Westlake Dickens Minor's Trust and as Trustee of The Raymond Lee Dickens Minor's Trust (the "Trusts"); Melissa W. Dickens; James B. Erickson; and Thomas E. Davis, Sr., as Executor (the "Executor") of the Estate of Thomas E. Davis, Jr. (hereinafter referred to individually as a "Selling Shareholder" and collectively as the "Selling Shareholders"); Pioneer-Standard Electronics, Inc., an Ohio corporation (hereinafter referred to as "Pioneer"), and Pioneer-Standard of Georgia, Inc., a Georgia corporation and a wholly owned subsidiary of Pioneer (hereinafter referred to as "Merger Subsidiary") to be incorporated prior to the Closing Date (as defined herein).

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Selling Shareholders collectively own all the issued and outstanding shares of the capital stock of DDS and desire to sell all of such shares to Pioneer in accordance with the terms of this Agreement;

         WHEREAS, this Agreement provides for the merger of the Merger Subsidiary into DDS (the "Merger") in accordance with the applicable statutes of the State of Georgia.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement the following terms shall have the meanings herein given them:

                  1.1 CLOSING - the transfers and deliveries contemplated by this Agreement shall take place at 9:00 a.m. on Tuesday, March 31, 1998, in Atlanta, Georgia, at the offices of Morris, Manning & Martin, L.L.P., counsel to DDS and Selling Shareholders, or at such other date, time and place as the parties may establish. A pre-Closing will be held at such office1.

                  1.2 CLOSING DATE - 12:01 a.m. on April 1, 1998 or such other time and date as the parties may establish.

                  1.3 CODE - means the Internal Revenue Code of 1986, as amended.

                  1.4 DDS SHARES - shares of Common Stock, no par value, of DDS.

                  1.5 DICKENS EMPLOYMENT AGREEMENT - the Employment and Noncompetition Agreement to be entered into between Gordon L. Dickens, III and DDS as of the Closing in the form attached hereto as EXHIBIT 1.6.

                  1.6 ERISA - means the Employee Retirement Income Security Act of 1974, as amended.

                  1.7 ESCROW AGREEMENT - the Escrow Agreement of even date herewith by and among Selling Shareholders, Pioneer and Wachovia National Bank, Atlanta, Georgia ("Wachovia"), a copy of which is attached hereto as EXHIBIT 1.9.

                  1.8 ESCROW AGENT - the Escrow Agent as defined in the Escrow Agreement.

                  1.9 FINANCIAL STATEMENTS - means the Audited Statements (including the December 31, 1997 audited financial statements) and the Interim Statements provided for in Section 4.2.7.

                  1.10 GAAP - means United States generally accepted accounting principles consistently applied.

                  1.11 LAW - means any common law and any federal, state, regional, local or foreign law, rule statute, ordinance, rule, order or regulation.

                  1.12 LIABILITIES - responsibilities, obligations, duties, commitments, claims, and liabilities of any and every kind, whether known or unknown, accrued, absolute, contingent or otherwise.

                  1.13 LIEN - means any mortgage, lien, pledge, charge, security interest, restriction, claim or encumbrance of every kind, nature and description.

                  1.14 NONCOMPETITION AGREEMENTS - the two (2) Noncompetition Agreements to be entered into between DDS and each of Gussie Jodene Ballew and James B. Erickson as of the Closing, the form of which are attached hereto as
EXHIBIT 1.16.

                  1.15 PERSON - means any individual, corporation, partnership, association or any other entity or organization.

                  1.16 PROAMERICA ACQUISITION - means the acquisition of ProAmerica, Inc. and ProAmerica Systems, Inc. by DDS on March 31, 1997, pursuant to an Agreement and Plan of Merger dated as of February 25, 1997, as amended.

                  1.17 REAL PROPERTY - means any real property which is or has been owned or leased by DDS or any of its Subsidiaries.

                  1.18 SEC - - the Securities and Exchange Commission.

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                  1.19 SOFTWARE AND SERVICES BUSINESSES - the assets,
liabilities, operations, business and associated employees of DDS's (a) ProAmerica Service Call Manager(TM) Software product ("Software Business"), (b) proprietary DDS hardware and related technological services provided to IBM ("Hardware Business") and (c) professional implementation and application services ("Professional Services Business"), each as more fully described on
EXHIBIT 1.21.

                  1.20 SUBSIDIARY - means any Person or other business entity in which DDS owns, directly or indirectly, an equity interest representing at least 25% of the voting stock or voting interests of such organization.

                  1.21 TAX - means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  1.22 TAX RETURN - means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  1.23 OTHER DEFINED TERMS.

3/31/97 Employment Agreements                               Section 2.7(f)

Accounting Referee                                          Section 2.7(e)

Agreement                                                   Preamble

Allocable Share                                             Section 2.4(a)

Antitrust Division                                          Section 2.8(b)

Arthur Andersen                                             Section 4.2.7

Audited Statements                                          Section 4.2.7

Consideration                                               Section 2.4

DDS                                                         Preamble

Disclosed Claims                                            Section 5.1(b)

Effective Time                                              Section 2.2

Excess Tax Distribution                                     Section 2.7(h)

FTC                                                         Section 2.8(b)

GBCC                                                        Section 2.1

Hardware Business                                           Section 1.19

HSR Act                                                     Section 4.1.3

IBM                                                         Section 1.1

Indemnitee                                                  Section 5.4(I)

Indemnitor                                                  Section 5.4(I)

Interim Statements                                          Section 4.2.7

Letter of                                                   Section 2.8(i)

Losses                                                      Section 5.4(I)

Merger Subsidiary                                           Preamble

Pioneer                                                     Preamble

Plans                                                       Section 4.2.26(b)

Professional Services Business                              Section 1.19

Professional Services Entity                                Section 2.7(g)

Promissory Note                                             Section 2.8(i)

Representative                                              Section 6.5

Section 338(h)(10) Election                                 Section 2.8(d)

Selling Shareholder(s)                                      Preamble

Shareholders Agreement                                      Section 6.6

SIP                                                         Section 2.7(d)

Sof-Serv Entities                                           Section 2.7(g)

Software Business                                           Section 1.19

Surviving Corporation                                       Section 2.1

Third Party Claim                                           Section 5.4(i)

Wachovia                                                    Section 1.9


2.       THE MERGER

                  2.1 THE MERGER. At the Effective Time (as defined in Section 2.2), the Merger Subsidiary shall be merged with and into DDS in accordance with the terms of this Agreement and the applicable provisions of the Georgia Business Corporation Code ("GBCC") and the separate existence of the Merger Subsidiary shall thereupon cease. The name of Dickens Data Systems, Inc., as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger remain "Dickens Data Systems, Inc.". Subject to the terms and conditions hereof, the parties hereto shall take all action necessary in accordance with applicable law and their respective charters and bylaws to cause the Merger to be consummated as soon as is reasonably practicable.

                  2.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at 12:01 a.m. on April 1, 1998, or such other time and date as the parties may establish (the "Effective Time"). Articles of Merger, properly executed under the GBCC, will be duly filed with the Secretary of State of Georgia with such effective date and time stated thereon. The Articles of Merger shall be in the form attached hereto as EXHIBIT 2.2.

                  2.3 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation of Merger Subsidiary as in effect as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed. The By-Laws of Merger Subsidiary as in effect as of the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.

                  2.4 MERGER CONSIDERATION. The consideration (the "Consideration") to be delivered at the Closing by or on behalf of Pioneer shall be cash in an amount equal to $121,025,000. Subject to the terms of Section 2.5 below, the Consideration shall be payable as follows:

(a) Subject to any amount withheld and deposited into the Escrow pursuant to Section 2.7(e)(vi), ninety-two and one-half percent (92.5%) of the Consideration ($111,948,125) will be paid by wire transfer to and as instructed in writing by each Selling Shareholder in accordance with their respective percentage of ownership of the DDS Shares ("Allocable Share"):

              Gussie Jodene Ballew                                  20.239%

              Gordon L. Dickens, III                                47.425%

              Gordon L. Dickens, Jr., as Trustee
                   of The Gordon Westlake Dickens
                   Minor's Trust                                     0.107%

              Melissa W. Dickens                                     5.931%

              Gordon L. Dickens, Jr., as Trustee
                   of The Raymond Lee Dickens
                   Minor's Trust                                     0.107%

              James B. Erickson                                     20.239%

              Estate of Thomas E. Davis, Jr.                         5.952%

(b) Seven and one-half percent (7.5%) of the Consideration ($9,076,875) will be deposited into the Escrow as provided for in and subject to the terms of the Escrow Agreement.

(c) Any Consideration withheld pursuant to Section 2.7(h) pending finalization of the excess tax distribution calculation will be deposited into the Escrow as provided for and subject to the terms of
         Section 2.7(h) hereof and the Escrow Agreement.

                  2.5 PAYMENT ADJUSTMENT. The payments provided for in Section 2.4(a) above will be reduced by the aggregate amount of (a) any payments made with respect to termination of any SIP and redemption of related employee options and other interests thereunder pursuant to the terms of Section 2.7(d) below if and to the extent funded by Pioneer pursuant to Section 2.7(d) and (b) the amount of the excess tax distribution provided for in Section 2.7(h).

                  2.6. CONVERSION OF SHARES.

(a) Each DDS Share issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (as provided in and subject to the limitations set forth in this Section 2.6) the right to receive cash (net of any applicable withholding tax) as provided in Sections 2.4 and 2.5 above.

(b) Each share of the common stock of Merger Subsidiary, issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of Pioneer or any other person, be converted into one fully paid and nonassessable DDS Share.

(c) All DDS Shares that are owned by DDS as treasury stock shall, at the Effective Time, be canceled and retired and shall cease to exist without any consideration payable therefor.

(d) At and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding DDS Shares shall cease to have any rights as stockholders of DDS, except the right to receive the cash into which their DDS Shares have been converted by the Merger as provided in Section 2.6(a) above.

(e) At the Effective Time, the Selling Shareholders shall surrender certificate or certificates representing all DDS Shares issued and outstanding (other than treasury shares, if any) to Pioneer, and Pioneer shall deliver to each Selling Shareholder the amount of cash as provided in Sections 2.4 and 2.5 above.

                  2.7 CONDUCT OF BUSINESS PRIOR TO CLOSING. DDS and the Selling Shareholders covenant and agree that except as provided for herein or otherwise consented to in writing by Pioneer after the date hereof and prior to the
Closing:

(a) CONDUCT OF BUSINESS. Each of DDS and its Subsidiaries shall not take any action except in the ordinary course of its business, and shall use reasonable efforts to preserve its assets, business and relationships with material customers and suppliers and others having material business relationships with DDS or any Subsidiary.

(b) RESTRICTED ACTIVITIES. Neither DDS nor any of its Subsidiaries shall engage in any one or more of the following:

         (i) amend its Articles of Incorporation or By-Laws or issue, sell, pledge or dispose of (or agree to issue, sell, pledge or dispose of or acquire or redeem) any shares of its capital stock, or grant or issue (or agree to grant or issue or, except as provided in Section 2.7(d), acquire or redeem) any options, warrants or other rights calling for the issue thereof, split, combine or reclassify any DDS Shares, declare, set aside or pay any dividend or other distribution with respect to the DDS Shares, or redeem, purchase or offer to acquire any DDS Shares;

         (ii) except in the ordinary course of business, sell, dispose of or encumber any of its property or assets or incur indebtedness with respect to borrowed money;

         (iii) except in the ordinary course of business, terminate or permit to be terminated any contract or agreement to which it is a party or surrender or forfeit any license or other qualification to conduct its business;

         (iv) except for salary increases or other changes in employee benefits in the ordinary course of business (such salary increases are contemplated to be made in the first quarter of the 1998 fiscal year and such salary increases will not exceed, on the average, six percent (6%)) and except as required by law, increase or otherwise change the rate or nature of compensation paid or payable to employees or adopt or amend any profit sharing, compensation, bonus, deferred compensation, pension, retirement or other similar employee benefit plan, employment, severance, or other agreement, fund, trust or arrangement for the benefit or welfare of any employee of DDS or any of its Subsidiaries;

         (v)      make any changes in its accounting principles or practices;

         (vi) fail to pay any obligation or liability, except in the ordinary course of business;

         (vii) make any capital expenditures (or commitment therefor) in excess of $100,000; or

         (viii) loan or advance funds to, or forgive any debt of, any person, except in the ordinary course of business.

(c) PERMITTED DISTRIBUTIONS. Notwithstanding the terms of Section 2.7(b) above, after the date of this Agreement and prior to the Effective Time DDS may effect the following distributions to the Selling Shareholders:

         (i) Distributions calculated as set forth in DISCLOSURE SCHEDULE 2.7(c) for the purpose of making January 15, 1998, fourth quarter 1997 tax estimate payments with respect to income of DDS for such quarter, the actual amount of which shall be determined by DDS's public accountants on or before January 14, 1998, and shall be promptly communicated to Pioneer and its public accountants;

         (ii) Distributions with respect to the Sof-Serv Entities as provided for in Section 2.7(g); and

         (iii)    Cash distributions in an amount up to $4,250,000.

(d) REDEMPTION AND TERMINATION OF STOCK INCENTIVE PLANS. Notwithstanding the terms of Section 2.7(b) above, after the date of this Agreement and prior to the Effective Time, DDS shall cause all options, restricted stock and stock appreciation rights issued under any stock incentive plan ("SIP") to be redeemed or canceled and released in exchange for consideration to holders and participants in the same per share amount (net of any related, unpaid exercise price) to be paid to Selling Shareholders as Consideration hereunder and otherwise in compliance with the terms of each SIP and all applicable Laws. Prior to the Effective Time, DDS shall have terminated all such SIP's in accordance with their respective terms and shall have obtained written releases from all holders and participants with respect to such options, restricted stock, stock appreciation rights, and all other rights under such SIP's. If and to the extent requested by DDS and subject to receipt of releases as provided for above, Pioneer will advance to DDS at Closing the amount necessary to fund and effectuate such redemption prior to the Effective Time.

(e) 12/31/97 FINANCIAL STATEMENTS. (i) Promptly following December 31, 1997, and in any event no later than February 20, 1998, the Selling Shareholders and DDS shall cause to be prepared and delivered to Pioneer the audited financial statements of DDS and its Subsidiaries for the fiscal year ending December 31, 1997, prepared by Arthur Andersen in accordance with GAAP using best efforts to otherwise comply in form and substance with Regulation S-X of the SEC.

                  (ii) Prior to delivery of the audited financial statements provided for in Section 2.7(e)(i) above, Selling Shareholders and DDS will, and will cause DDS's independent accountants to, cooperate with and provide access to Pioneer and its independent accountants in the preparation of such December 31, 1997 financial statements and the conduct of related audits and reviews, including, without limitation, making available books, records, work papers, and personnel. Selling Shareholders and DDS shall cause DDS's independent accountants to deliver to Pioneer and its independent accountants a proposed final draft of such audited financial statements (and all related work papers, documents and records) as soon as possible and in any event no later than February 7, 1998.

                  (iii) If Pioneer disagrees with the draft financial statements delivered pursuant to Section 2.7(e)(ii) above, Pioneer may, within ten
         (10) business days after such deliveries, deliver a notice of disagreement to the Selling Shareholders setting forth in reasonable detail Pioneer's objections. In the event Pioneer does not timely deliver such a notice, such draft financial statements shall be deemed accepted by Pioneer and the Selling Shareholders and DDS shall deliver final audited financial statements (consistent in all material respects with such drafts) pursuant to Section 2.7(e)(i) above.

                  (iv) If a notice of disagreement is delivered pursuant to
         Section 2.7(e)(iii) above, Pioneer and the Selling Shareholders shall, during the thirty (30) days following such delivery, use their respective best efforts to reach agreement on the disputed items and amounts. If Pioneer and Selling Shareholders remain unable to resolve disputed matters on February 20, 1998, Selling Shareholders and DDS shall deliver the audited financial statements provided for in Section 2.7(e)(i) above and the parties shall continue efforts to reach agreement as provided in this Section 2.7(e)(iv) and in Sections 2.7(e)(v) below. If after such thirty (30) day period Pioneer and Selling Shareholders remain unable to so resolve disputed matters, they will promptly thereafter jointly retain a nationally recognized independent accounting firm (the "Accounting Referee") to review this Agreement and such disputed items and amounts. The Accounting Referee will deliver to Selling Shareholders and Pioneer, as promptly as practicable, a report in reasonable detail resolving disputed matters and calculating disputed amounts. Such report and its conclusions shall be final and binding upon Pioneer and the Selling Shareholders.

                  (v) The Selling Shareholders and Pioneer shall each be responsible for one-half (1/2) of the cost and expenses of the Accounting Referee.

(f)      TERMINATION OF EMPLOYMENT AGREEMENTS. Notwithstanding the terms of
         Section 2.7(b) above, after the date of this Agreement and prior to the Closing, DDS shall cause each of the Employment Agreements entered into as of March 31, 1997 between DDS and each of Gussie Jodene Ballew, Thomas E. Davis, Jr., Gordon L. Dickens, III and James B. Erickson (the "3/31/97 Employment Agreements") to be terminated by mutual written agreement of the parties thereto and DDS shall obtain a written release from each of the other parties with respect to all obligations under such 3/31/97 Employment Agreements.

(g) SPIN-OFF OF SOFTWARE AND SERVICES BUSINESSES. Notwithstanding the terms of Section 2.7(b) above, prior to the Closing and subject to the terms and conditions of Section 2.10 (Pioneer's Conditions to Closing) and
         Section 6.2 (Investment in Professional Services Entity): (i) DDS and its Subsidiaries will form two or more separate limited liability companies (the "Sof-Serv Entities") and will contribute the Software and Services Businesses to such Sof-Serv Entities as a capital contribution, (ii) the Professional Services Business will be contributed to a separate Sof-Serv Entity (the "Professional Services Entity"), (iii) the Sof-Serv Entities will be distributed to the Selling Shareholders in proportion to their respective Allocable Shares, and (d) such distributions shall be without recourse or continuing obligation of DDS or its Subsidiaries. The Professional Services Entity shall be subject to operating and governance agreements, ownership interest transfer restrictions and obligations, noncompetition obligations, and similar terms and conditions as outlined in EXHIBIT 2.7(g) hereto and otherwise reasonably satisfactory to Pioneer in all material respects.

(h) EXCESS TAX DISTRIBUTION AND ADJUSTMENT. (i) Within ten (10) days prior to the Closing Date, DDS's public accountants shall provide Pioneer's public accountants with a calculation of the "excess tax distribution". "Excess tax distribution" shall be defined as the amount by which DDS's Tax distributions to the Selling Shareholders made after November 30, 1997 exceed (by more than $1,750,000) the amount of Taxes associated with DDS's taxable income, for the period from April 1, 1997 through the Closing Date, taking into account the tax benefit associated with the effect of the increase in shareholder tax basis in the stock of DDS (and corresponding reduction in capital gain) as a result of such taxable income for the period and taking into account the respective 1997 and 1998 shareholder tax periods. For purpose of this calculation, the highest marginal ordinary income and capital gains tax rates will be utilized.

         (ii) Within five (5) days after receipt of such computation, Pioneer's public accountants will notify DDS's public accountants in writing if there is any disagreement with such computation. Upon any such disagreement, Pioneer, DDS, the Selling Shareholders and their respective representatives will cooperate in good faith to agree upon the calculation and amount of the "excess tax distribution" prior to Closing. If the parties are unable to agree, the amount of such disagreement will be deposited into Escrow under the Escrow Agreement until resolved pursuant to the dispute resolution provisions of Section 5.4(iv). The amount of the "excess tax distribution" will be a payment adjustment pursuant to the terms of Section 2.5.

                  2.8 OBLIGATIONS PRIOR AND SUBSEQUENT TO THE CLOSING. The parties agree that, prior to the Closing and, where specifically indicated below, subsequent to the Closing:

(a) ACCESS TO INFORMATION. DDS shall afford the officers, employees and representatives of Pioneer access, at all reasonable times from the date hereof to the Closing, to the officers, employees, agents, properties, books and records of DDS and its Subsidiaries, and shall furnish Pioneer with all financial, operating and other data and information relating to DDS and its Subsidiaries as Pioneer may reasonably request, provided that nothing herein will obligate DDS or its Subsidiaries to take any actions that would unreasonably disrupt the normal course of DDS's or any of its Subsidiary's business or to violate the terms of any contract to which DDS or any of its Subsidiaries is a party or to which any of its assets are subject.

(b)      CONSENTS; ADDITIONAL AGREEMENTS.

         (i) Each of the parties hereto shall cooperate with the other party and use its or their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including (v) removal of any legal impediment to the consummation of such transactions, (w) obtaining an assignment to Pioneer from IBM of all DDS's authorizations and related agreements and otherwise obtaining all necessary consents from IBM and IBM Credit Corporation,
                  (x) obtaining IBM's and IBM Credit Corporation's agreement to provide DDS and Pioneer subsequent to the Closing with a trade credit facility, (y) obtaining all other necessary waivers, consents and approvals of third parties and governmental bodies, and (z) effecting all necessary filings, including filings under the HSR Act (as hereinafter defined).

         (ii) DDS and Pioneer shall: (x) have made all required filings under the HSR Act, including all submissions to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") required under the HSR Act to the fullest extent reasonably possible;
                  (y) consult with each other with respect to the preparation of the Notification and Report Forms and any other submissions required to be filed pursuant to the HSR Act by DDS and Pioneer in connection with the transactions contemplated hereby and incorporate each other's reasonable comments in such forms and submissions; and (z) use all reasonable efforts to cooperate and consult with each other with respect to any written or oral responses to any requests for additional information or documenting material by the FTC or the Antitrust Division in connection with the transactions contemplated hereby.

         (iii) INSURANCE. Until the Closing Date, the Selling Shareholders shall use all commercially reasonable efforts to cause DDS and its Subsidiaries to maintain in full force and effect all of its presently existing insurance coverage as set forth in DISCLOSURE SCHEDULE 4.2.15 or, if available at a comparable cost, insurance comparable to such existing coverage.

         (iv) BOOKS AND RECORDS. After the Closing Date, Selling Shareholders and Pioneer shall to the extent reasonably necessary in connection with any matter relating to DDS or its Subsidiaries prior to the Closing Date or to the sale of the DDS Shares hereunder (and in no event for less than five (5) years), (x) retain and permit the other party, at its own expense, to inspect and copy all books and records of DDS or its Subsidiaries which relate to the period prior to the Closing Date, and (y) assist in arranging discussions with (and, at the requesting party's own expense, the calling of such individuals as witnesses) officers, employees and agents of DDS and its Subsidiaries on matters which relate to DDS and its Subsidiaries with respect to the period prior to the Closing Date.

(c) CONSENT OF DDS'S ACCOUNTANTS. It is understood that Pioneer will require the inclusion of DDS's Financial Statements in connection with Pioneer's periodic filing requirements with the SEC, including a current report on Form 8-K in connection with the transactions contemplated by this Agreement and any offering memorandum, prospectus or similar document used by Pioneer to offer or sell securities. Promptly following execution of this Agreement, the Selling Shareholders shall cause DDS's accountants, at Pioneer's expense, to certify the DDS Financial Statements as required by Section 2.7(e) and
         Section 2.10(h). Promptly following the execution of this Agreement, the Selling Shareholders shall obtain the consent and agreement of DDS's accountants to the use of the DDS Financial Statements required in connection with Pioneer's periodic filing requirements and any subsequent registration statements filed by Pioneer with the SEC.

(d)      CERTAIN TAX MATTERS.

         (i) SECTION 338(h)(10) ELECTION. At Pioneer's option upon written notice to the Selling Shareholders delivered prior to expiration of the date upon which the Section 338(h)(10) Election must be made pursuant to the Code, DDS and Selling Shareholders will join with Pioneer in making an election under Section 338(h)(10) of the Code (and any corresponding election under state and local tax law) with respect to the purchase and sale of the DDS Shares hereunder (a "Section 338(h)(10) Election") in accordance with Section 338(g) of the Code. Selling Shareholders will include any income, gain, loss, deduction, or other Tax item (except for any Tax imposed under Section 1374 of the Code or applicable provisions of state laws, which shall be assumed and paid by Pioneer) resulting from the Section 338(h)(10) Election on the final DDS S-Corporation Tax Return or the Selling Shareholders' Tax Returns to the extent permitted by applicable law. The Selling Shareholders will include all Schedule K-1 items from the DDS final Tax Return on their individual Tax Returns. At the Closing all parties will execute and deliver an appropriate Form 8023A with respect to the Section 338(h)(10) Election for filing in accordance with the Code.

         (ii)     ALLOCATION OF PURCHASE PRICE. If Pioneer elects to make the
                  Section 338(h)(10) Election as provided for above, Pioneer, DDS and Selling Shareholders agree that the Consideration and the liabilities of DDS (plus other relevant items) will be allocated to the assets of DDS for all tax purposes in accordance with Section 338(b)(5) of the Code and the regulations thereunder. Prior to the Effective Time, and as a condition to Closing, Pioneer, DDS and Selling Shareholders will reach an agreement as to the purchase price allocation of the Consideration. Pioneer, DDS and Selling Shareholders will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

         (iii) S CORPORATION STATUS. DDS, its Subsidiaries and Selling Shareholders will not revoke DDS's or any Subsidiary's election to be taxed as a S corporation within the meaning of Sections 1361 and 1362 of the Code. DDS, its Subsidiaries and Selling Shareholders will not take or allow any action (other than the sale of DDS Shares pursuant to this Agreement) that would result in the termination of DDS's or any Subsidiary's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

         (iv) TAX PERIODS ENDING ON OR BEFORE THE EFFECTIVE TIME. Selling Shareholders shall prepare or cause to be prepared all Tax Returns for DDS for all periods ending on or prior to the Effective Time which are to be filed after the Effective Time. Pioneer shall have the right to review and comment on such Tax Returns. Pioneer will file or cause to be filed such Tax Returns after any mutually acceptable revisions or corrections are made by Selling Shareholders or Selling Shareholders' preparer.

         (v)      COOPERATION ON TAX MATTERS.

                  (A) Pioneer, DDS and Selling Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 2.8(d) and any audit, litigation or other proceeding with respect to Taxes applicable to DDS, any of its Subsidiaries, any predecessor, successor, or acquired or related entities or any Selling Shareholder. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Pioneer, DDS and Selling Shareholders agree (I) to retain all books and records with respect to Tax matters pertinent to DDS relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations (and, to the extent modified by DDS or Selling Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (II) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Pioneer, DDS and Selling Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

                  (B) Pioneer, DDS and Selling Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (vi) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of DDS Shares and any similar tax imposed in other states or subdivisions), shall be paid by Selling Shareholders when due, and Selling Shareholders will, at Selling Shareholders' own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, DDS will join in the execution of any such Tax Returns and other documentation.

         (vii) TAX DISPUTES. In addition to and in accordance with Section 2.8(d)(v)(A) above (Cooperation on Tax Matters), subsequent to the Effective Time and except as otherwise provided in this
                  Agreement:

                   (A) Pioneer and its representatives will assist in all
                  audits, investigations and examinations by any taxing authority (whether federal, state local or foreign) of any Tax Return for DDS or its Subsidiaries (but not for individual Selling Shareholder Tax Returns) for any period prior to, or prior to and including, the Effective Time,

                  (B) (I) if Pioneer, DDS, Selling Shareholders or their respective representatives receive notice of any audit, investigation or examination by any taxing authority of any Tax Return for DDS or any of its Subsidiaries (or any individual Selling Shareholder Tax Return) for any period prior to, or prior to and including, the Effective Time, then the parties receiving such notice shall promptly notify each of the other parties in writing of such notice,

                           (II) Pioneer or DDS and their respective
                  representatives shall defend any such audit, investigation or examination, PROVIDED, that Pioneer shall have no liability or responsibility for any resultant or related Tax except as may be expressly otherwise provided in this Agreement and, PROVIDED FURTHER, that Pioneer will not adjust, revise, settle, compromise or otherwise resolve such audit, examination or investigation in any way which would adversely affect the Selling Shareholders, without prior written approval from the Selling Shareholders, which approval shall not be unreasonably withheld or delayed,

                           (III) If Selling Shareholders do not wish Pioneer or
                  DDS to defend such audit, investigation, or examination pursuant to (II) above, they and their representatives shall assume responsibility for such defense, at their cost and expense, and Pioneer and its representatives, at Pioneer's cost and expense, may elect to participate in such defense, PROVIDED, that Selling Shareholders will not adjust, revise, settle, compromise or otherwise resolve such audit, examination or investigation in any way which would adversely affect Pioneer or DDS, without prior written approval from Pioneer, which approval shall not be unreasonably withheld or delayed,

                            (IV) Selling Shareholders, Pioneer and DDS shall and
                  shall cause their respective representatives to keep each other party apprised of significant developments in and the status of any such audit, investigation or examination,

                           (V) except as provided above with respect to
                  Pioneer's participation in any action defended by the Selling Shareholders and their representatives, Pioneer and DDS shall bear the initial $50,000 of costs and expenses of any assistance and defense which their third party representatives provide under this Section 2.7(d)(vii) and Selling Shareholders shall jointly and severally be responsible for and pay any excess.

                  (C) subject to the terms of Section 5 (Indemnification), Selling Shareholders agree that they will indemnify Pioneer and DDS from any liability for Taxes associated with the filing of any Tax Return for DDS, its Subsidiaries and any predecessor, successor, or acquired or related entities for any period prior to, or prior to and including, the Effective Time, PROVIDED, that, if the Section 338(h)(10) Election is made, Pioneer shall be responsible for and shall pay any Taxes imposed under Section 1374 of the Code and any other Taxes actually incurred and paid by the Selling Shareholders that are incurred and paid solely as a result of the Section 338(h)(10) Election and are in excess of Taxes that would have been incurred and paid if the Section 338(h)(10) Election had not be made. Such payment by Pioneer will be increased so that the net after tax amount received by the Selling Shareholders shall be not less than the amount that the Selling Shareholders would have received had such Section 338(h)(10) Election not been made. Conversely, if Taxes actually incurred and paid by the Selling Shareholders as a result of the Section 338(h)(10) Election are less than the Taxes that would have been paid by the Selling Shareholders had the Section 338(h)(10) Election not been made, the Selling Shareholders shall reimburse Pioneer in the amount of such difference, accounting for the Tax effect of such reimbursement.

(e) APPROVAL OF SELLING SHAREHOLDERS. DDS shall cause a meeting of its shareholders to be duly called and held promptly following execution and delivery of this Agreement by the parties hereto, for the purpose of approving the Merger, this Agreement and all actions contemplated hereby which require the approval of DDS shareholders and waiving all dissenters rights provided under the GBCC with respect thereto. DDS will, through its Board of Directors, recommend to its shareholders, approval of the transactions contemplated by this Agreement and the Selling Shareholders agree to provide such approvals and waivers at such meeting.

(f) ACQUISITION PROPOSALS. DDS and the Selling Shareholders shall not, and DDS shall cause its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any inquiries, discussions or proposals or offers from any other person or entity relating to a possible disposition of stock or any material portion of the assets of DDS or any of its Subsidiaries, (ii) continue, propose, solicit initiate, encourage, or enter into negotiations or discussions relating to a possible disposition of the stock or any material portion of the assets of DDS or any of its Subsidiaries, (iii) enter into or consummate any agreement or understanding providing for the disposition of the stock or any material portion of the assets of DDS or any of its Subsidiaries, (iv) assist, participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek any of the foregoing, or (v) take, solicit or encourage any action inconsistent with consummation of the transactions as provided for in this Agreement.

(g) PUBLICITY. So long as this Agreement is in effect, none of Pioneer, DDS or its Subsidiaries, the Selling Shareholders or any of their respective agents or representatives shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement, the transactions contemplated hereby, or the existence or substance of any discussions among the parties with respect thereto without the prior written consent of all the parties hereto, except as may otherwise be required by Law or except as may be reasonably necessary to permit ordinary course discussions by Pioneer with investors, financial analysts, institutional lenders and similar third parties and satisfy requirements of any applicable securities Laws, and in such case shall use all reasonable efforts to consult with all of the parties hereto prior to such required release or announcement being issued.

(h) NOTIFICATION OF CERTAIN MATTERS. DDS and the Selling Shareholders shall give prompt notice to Pioneer, and Pioneer shall give prompt notice to DDS and the Selling

         Shareholders, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of DDS, any Selling Shareholder, or Pioneer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(i) PROMISSORY NOTE AND LETTER OF CREDIT AMENDMENT. In lieu of deposits of Consideration to the Escrow as provided in Section 2.4 (other than with respect to any Escrow deposit pursuant to Section 2.4(c)), the Selling Shareholders have proposed that Pioneer deliver its Promissory Note ("Promissory Note") and a supporting Letter of Credit ("Letter of Credit") substantially as detailed in the summary attached hereto as
         EXHIBIT 2.8(i). Promptly following execution and delivery of this Agreement by the parties, Pioneer will contact its principal institutional bank lender with respect to this revised structure and will use all reasonable efforts to obtain such bank's agreement and commitment to issue the contemplated Letter of Intent. Subject to such bank's agreement and commitment, DDS, the Selling Shareholders and Pioneer will enter into a good faith effort to structure and document the Promissory Note and Letter of Credit and will thereupon amend this Agreement and the Escrow Agreement as necessary to accommodate and conform to such structure and the terms and conditions of such documentation. However, in the event such a commitment to issue the Letter of Credit is not obtained substantially as provided in Exhibit 2.8(i) or the parties in good faith do not agree with respect to terms, conditions and documentation, then this Section 2.8(i) shall be of no force or effect and the parties shall effect the Closing as presently provided for in this Agreement.

                  2.9 CONDITIONS TO THE OBLIGATIONS OF DDS AND THE SELLING SHAREHOLDERS. Each and every obligation of DDS and the Selling Shareholders under this Agreement to be performed at the Closing shall be subject to the satisfaction, at or before the Closing, of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Pioneer contained in Section 4.3 hereof shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date.

(b) PERFORMANCE OF OBLIGATIONS. Pioneer shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement and the related transaction documents to be performed or complied with by it prior to or on the Closing Date.

(c) NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains the transactions contemplated hereby, and no suit, action, investigation or other proceeding by any governmental body or other legal proceeding arising out of or relating to this Agreement shall have been instituted which, if adversely determined, would have a material adverse effect on the ability of the Selling Shareholders or Pioneer to consummate the transactions contemplated hereby or on the business or financial condition of Pioneer.

(d) APPROVALS AND CONSENTS. All approvals, or the absence of disapprovals within applicable time periods, from public authorities, federal, state, foreign or local (or exemptions from the requirement therefor) and all approvals of any other persons shall have been obtained, the failure to obtain which would have a material adverse effect on the ability of DDS and the Selling Shareholders or Pioneer and Merger Subsidiary to consummate the transactions contemplated hereby or on the business or financial condition of Pioneer.

(e) ANTITRUST NOTIFICATION. Any applicable waiting period under the HSR Act shall have expired or been terminated without action by the Antitrust Division or the FTC to prevent consummation of this Agreement.

(f) APPROVAL OF MERGER. The Merger and this Agreement shall have been validly approved by all of the Selling Shareholders, and the Certificate of Merger shall have been executed by the duly authorized officer(s) of Merger Subsidiary.

                  2.10 CONDITIONS TO THE OBLIGATIONS OF PIONEER AND MERGER SUBSIDIARY. Each and every obligation of Pioneer and Merger Subsidiary under this Agreement to be performed at the Closing shall be subject to the satisfaction, at or before the Closing, of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Selling Shareholders and DDS contained in Sections 4.1 and 4.2 hereof shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date.

(b) PERFORMANCE OF OBLIGATIONS. The Selling Shareholders and DDS shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement and the related transaction documents to be performed or complied with by them prior to or on the Closing Date.

(c) NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains the transactions contemplated hereby, and no suit, action, investigation, or other proceeding by any governmental body or other legal proceeding arising out of or relating to this Agreement shall have been instituted which, if adversely determined, would have a material adverse effect on the ability of the Selling Shareholders or DDS or Pioneer or Merger Subsidiary to consummate the transactions contemplated hereby or on the business or financial condition of DDS and its Subsidiaries.

(d) APPROVALS AND CONSENTS. All approvals, or the absence of disapprovals within applicable time periods, from public authorities, federal, state, foreign or local (or exemptions from the requirements therefor) and all approvals of any other persons shall have been obtained, the failure to obtain which would have a material adverse effect on the ability of the Selling Shareholders or DDS or Pioneer or Merger Subsidiary to consummate the transactions contemplated hereby or on the business or financial condition of DDS and its Subsidiaries. Without limiting the foregoing, IBM and IBM Credit Corporation shall have delivered to DDS and to Pioneer each of the written consents and agreements provided for in
         Section 2.8(b)(i) and DDS's accountants shall have delivered the consents provided for in Section 2.8(c).

(e) ANTITRUST NOTIFICATION. Any applicable waiting period under the HSR Act shall have expired or been terminated without action by the Antitrust Division or the FTC to prevent consummation of this Agreement.

(f) NO MATERIAL CHANGE. The businesses of DDS and its Subsidiaries shall not have been materially and adversely affected after the date of this Agreement in any way except for changes reasonably attributable to a decline in general economic conditions or as expressly permitted or provided for in this Agreement.

(g) NO CASUALTY, ETC. No event shall have occurred after the date of this Agreement which would have a material adverse effect on the business or prospects of DDS and its Subsidiaries as a result of any casualty or disaster, accident, labor dispute, exercise of power or eminent domain or other governmental action, or act of God.

(h) FINANCIAL STATEMENTS. The Financial Statements shall have been delivered to Pioneer as provided in Sections 2.7(e)(i), (ii), (iii) and
         (iv) and shall as of the Closing Date be in a form such that they can be used in connection with Pioneer's required periodic reports and/or registration statements to be filed with the SEC. Any changes to the Financial Statements or any other financial statements of DDS required to satisfy Pioneer's periodic reporting obligations shall be done under the direction and at the sole expense of Pioneer.

(i) SELLING SHAREHOLDER APPROVALS. The Merger and this Agreement shall have been validly approved by all of the Selling Shareholders and the Certificate of Merger shall have been executed by the duly authorized officer(s) of DDS .

         (j) COMPLETION OF DUE DILIGENCE. Pioneer shall have completed its legal, financial and business due diligence with respect to DDS and the transactions provided for in this Agreement and shall complete such diligence on or before January 31, 1998 (or on or before the date ten
         (10) days following delivery of the draft financial statements provided for in Section 2.7(e)(ii) with respect to the income statement and results of operations for DDS's 1997 fiscal year) and shall be satisfied in all material respects with the results. In the event that Pioneer does not notify DDS in writing on or before January 31, 1998 (or such later date with respect to 1997 financial results) that the results of such diligence examination have been satisfied, this condition shall be satisfied as of such date and this condition shall be deemed satisfied and shall no longer be a condition to the Closing.

(k)      SOF-SERV ENTITIES. Each of the terms and conditions set forth in
         Section 2.7(g) (Spin-off of Software and Services Businesses) and
         Section 6.2 (Investment in Professional Services Entity) shall have been satisfied.

3.       THE CLOSING

                  3.1 DELIVERIES BY SELLING SHAREHOLDERS. Each of the Selling Shareholders shall satisfy the following conditions and deliver the following documents to Pioneer and Merger Subsidiary at or before the Closing, all of which shall be in form and substance acceptable to Pioneer and Merger Subsidiary and their counsel and shall be a condition of Closing:

(a) Certificates representing all the issued and outstanding DDS Shares, including, without limitation, all DDS Shares held in escrow pursuant to the Dickens Data Escrow Agreement or the ProAmerica Escrow Agreement entered into in connection with the ProAmerica Acquisition, duly endorsed in blank, or accompanied by stock powers endorsed in blank, by the appropriate Selling Shareholder, with such Selling Shareholder's signature guaranteed by a national bank or trust company;

(b) Certificate representing all of the issued and outstanding DDS Shares issued to Pioneer;

(c) Consents of third parties necessary for Selling Shareholders and DDS to execute, deliver and perform this Agreement and any other agreement provided for herein;

(d) Consents and waivers of all third parties having material business relationships with DDS or any of its Subsidiaries if consent to or approval of transactions of the nature herein contemplated is or may be required in order to prevent a material adverse change in such business relationship, including, without limitation, consents and waivers from lenders, landlords, IBM and IBM Credit Corporation;

(e) Certified copy of resolutions adopted by DDS's Board of Directors and the Selling Shareholders approving this Agreement (including authorizing and approving the Merger) and each of the Dickens Employment Agreement and the Non-Competition Agreements and the transactions contemplated thereby;

(f) Opinion of Morris, Manning & Martin, L.L.P., Atlanta, Georgia, counsel for Selling Shareholders and DDS, addressed to Pioneer and dated the Closing Date substantially in the form attached hereto as EXHIBIT 3.1(f), with supporting opinions of local Texas counsel with respect to matters of Texas law, reasonably satisfactory to Pioneer in form and substance;

(g) Certificate of good standing of DDS from the Secretary of the State of Georgia and certificates of good standing from each Subsidiary from the Secretary of State of the relevant state in each case dated not more than thirty (30) days prior to the Closing Date;

(h) The Escrow Agreement executed by the Selling Shareholders and by a duly authorized officer of the Escrow Agent;

(i) Noncompetition Agreements executed by each of Gussie Jodene Ballew and James B. Erickson;

(j)      The Dickens Employment Agreement executed by Gordon L. Dickens, III;

(k) Satisfactory evidence of termination of all SIP's and releases from all holders and participants as provided for in Section 2.7(d);

(l) Each of the written terminations and releases with respect to the 3/31/97 Employment Agreements provided for in Section 2.7(f);

(m) A complete and absolute lessors' release of DDS from any pre-Closing liabilities, claims, or causes of action under any existing or past leases or real or personal property from any of the Selling Shareholders, members of their families, or other affiliates;

(n)      The Form 8023A provided for in Section 2.8(d) with respect to the
         Section 338(h)(10) Election;

(o) Each agreement, instrument and other document provided for in Section 2.7(g) (Spin-off of Software and Services Businesses) and in Section
         6.2 (Investment in Sof-Serv Entities);

(p) A complete and absolute release of DDS from the Selling Shareholders with respect to any pre-Closing liabilities, claims, or causes of action relating to any employment relationship with DDS or arising out of being an employee, shareholder, officer of Director of DDS, including rights of indemnification as corporate officers and directors under Articles of Incorporation or Bylaws but excluding any insurance provided pursuant to Section 6.4.

                  3.2 DELIVERIES BY PIONEER. Pioneer shall deliver the following documents to the Selling Shareholders at or before the Closing, all of which shall be in form and substance acceptable to the Selling Shareholders and their counsel and shall be a condition of Closing:

(a) The cash Consideration to be delivered to Selling Shareholders pursuant to Section 2.4 and 2.5 hereof;

(b) Certified copy of resolutions adopted by the Board of Directors of Pioneer and/or its Executive Committee approving this Agreement, the Escrow Agreement, the Noncompetition Agreements and the transactions contemplated thereby;

(c) Opinion of Calfee, Halter, & Griswold LLP, counsel to Pioneer, addressed to the Selling Shareholders and dated the Closing Date substantially in the form attached hereto as EXHIBIT 3.2(c);

(d) Certificate of good standing for Pioneer from the Secretary of State of Ohio dated not more than thirty (30) days prior to the Closing Date;

(e) The Escrow Agreement executed by a duly authorized officer of Pioneer and the Escrow Agent;

(f) The Dickens Employment Agreement, executed by a duly authorized officer of Pioneer;

(g) The Noncompetition Agreements, executed by a duly authorized officer of Pioneer;

(h) Certified copy of resolutions adopted by Merger Subsidiary's Board of Directors and Pioneer as the sole stockholder approving and authorizing the Merger;

(i) Certificate of Good Standing of Merger Subsidiary from the Secretary of State of Georgia, dated not more than thirty (30) days prior to the Closing;

(j)      The Form 8023A provided for in Section 2.8(d) with respect to the
         Section 338(h)(10) Election;

(k) Each agreement, instrument and other document provided for in Section 2.7(g) (Spin-off of Software and Services Businesses) and in Section
         6.2 (Investment in Sof-Serv Entities).

                  3.3 DELIVERIES TO ESCROW AGENT. As of the Closing, Pioneer will deliver to the Escrow Agent the cash Consideration to be deposited in the Escrow pursuant to Section 2.4 hereof and each of DDS, the Selling Shareholders and Pioneer will deliver the Escrow Agreement.

4.       REPRESENTATIONS AND WARRANTIES

                  4.1 SEVERAL REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS. Each Selling Shareholder hereby severally represents and warrants to Pioneer, DDS and Merger Subsidiary that the following statements are now true and correct and will be true and correct as of the Closing with respect to such Selling Shareholder, including, without limitation, with respect to the Trusts, the Trustee, the Estate, and the Executor, as applicable:

                           4.1.1 CAPACITY. To the extent such Selling
Shareholder is a party to the agreements referred to in this Section 4.1.1, each Selling Shareholder has full legal power, authority and capacity to execute, deliver and perform this Agreement, the Escrow Agreement, the Noncompetition Agreements, and the Dickens Employment Agreement.

                           4.1.2 ENFORCEABILITY. This Agreement, the Escrow
Agreement, the Noncompetition Agreements, and the Dickens Employment Agreement have been duly and validly executed and delivered by each Selling Shareholder to the extent such Selling Shareholder is a party to the agreements referred to in this Section 4.1.2 and constitute, to the extent such agreements contain obligations of such Selling Shareholder, the valid and binding obligations thereof enforceable in accordance with their respective terms.

                           4.1.3 CONSENTS. Except for filings with the Federal
Trade Commission and the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of the Certificate of Merger under the GBCC, the approval of this Agreement and the transactions contemplated herein by the Board of Directors of Pioneer and the Board of Directors and Selling Shareholders of DDS and Merger Subsidiary, no authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required in connection with the execution, delivery and performance of this Agreement, the Escrow Agreement, the Noncompetition Agreements, or the Dickens Employment Agreement by any Selling Shareholder to the extent such Selling Shareholder is a party to any of the agreements referred to in this Section 4.1.3.

                           4.1.4 ABSENCE OF CONFLICTS. Except as set forth on
DISCLOSURE SCHEDULE 4.1.4, neither the execution, delivery nor performance of this Agreement, the Escrow Agreement, the Noncompetition Agreements, or the Dickens Employment Agreement by any Selling Shareholder to the extent such Selling Shareholder is a party to the agreements referred to in this Section
4.1.4 does or will (i) conflict with or result in any violation by such Selling Shareholder of any judgment, decree, award, order, statute, rule or regulation applicable to such Selling Shareholder or to the DDS Shares held by such Selling Shareholder, or (ii) conflict with, violate or result in any breach of any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or constitute a default thereunder, or (iii) result in the creation of any right, lien, security interest, claim, charge, restriction or encumbrance of any kind or nature against or with respect to the DDS Shares held by such Selling Shareholder.

                           4.1.5 OWNERSHIP OF DDS SHARES. Each DDS Selling
Shareholder is the record and beneficial owner of the number of DDS Shares set forth by his or her name below, has good, marketable and indefeasible title to such shares free and clear of all Liens, and has the absolute right to transfer such shares without the consent or approval (except as provided in Section 4.1.3 above) of any other person or entity:



     SELLING SHAREHOLDER                               NUMBER OF DDS SHARES
     -------------------                               --------------------
     Gussie Jodene Ballew                                 1,020,037 Shares

     Gordon L. Dickens, III                               2,390,272 Shares

     Gordon L.  Dickens,  Jr.,  as Trustee of The             5,404 Shares
       Gordon Westlake Dickens Minor's Trust

     Melissa W. Dickens                                     298,920 Shares

     Gordon L.  Dickens,  Jr.,  as Trustee of The             5,404 Shares
       Raymond Lee Dickens Minor's Trust

     James B. Erickson                                    1,020,037 Shares

     The Estate of Thomas E. Davis, Jr.                     300,000 Shares

                                                          -----------------
                              Total                       5,040,074 Shares

                           4.1.6 CONFLICTS OF INTEREST. Except as set forth on
Disclosure Schedule 4.1.6, each Selling Shareholder or any relative thereof, or any entity controlled by any such Selling Shareholder: (i) does not own, directly or indirectly, any interest in (excepting not more than a 2% interest for investment purposes in securities of publicly held and traded companies), and is not an employee or representative of or consultant to, any corporation, firm, association or other business entity or organization which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of DDS or any of its Subsidiaries; and (ii) does not own, directly or indirectly, in whole or in part, any tangible or intangible property which DDS or any of its Subsidiaries are using or the use of which is necessary for the conduct of its business (including, without limitation, any real estate, buildings, machinery, equipment, permit, trade name, patent, trade secret or confidential information); and (iii) does not have any cause of action or other claim whatsoever against, or owe any amount to, DDS or any of its Subsidiaries.

                  4.2 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS. Selling Shareholders hereby jointly and severally represent and warrant to Pioneer, DDS and Merger Subsidiary that the following statements are now true and correct and, except for changes in the ordinary course of business none of which will be materially adverse to DDS and its Subsidiaries, will be true and correct as of the Closing:

                           4.2.1 ORGANIZATION AND STANDING. Each of DDS and its
Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has full corporate power and authority to own, lease and operate its properties and carry on its business as and where such properties are now owned or leased and as such business is presently being conducted and (iii) is duly qualified to conduct business as a foreign corporation in each jurisdiction in which qualification is necessary under applicable law where failure to so qualify would have a material adverse effect on the assets, business or financial condition of DDS or any such Subsidiary. Pioneer has heretofore been delivered complete and correct copies of the Articles of Incorporation and any other charter documents (certified by the Secretary of the State of the respective jurisdiction) and By-Laws or other organizational documents of like import as currently in effect, of DDS and each of its Subsidiaries.

                           4.2.2 CAPITALIZATION OF DDS. The entire authorized
capital stock of DDS consists of (i) 10,000,000 shares of Common Stock, no par value, of which 5,040,074 shares are issued and outstanding and no shares are held in treasury and (ii) 10,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding and no shares are held in treasury. Except for the SIP's and related employee options and other interests provided for in Section 2.7(d) and the related Redemption Agreement dated November 1, 1995, between DDS and Gordon L. Dickens, III, which DDS and the Selling Shareholders will cause to be terminated, redeemed and released prior to the Closing, there are no existing options, warrants, calls, rights or other commitments of any character to purchase, receive or otherwise cause to be issued any of DDS's authorized but unissued or outstanding shares of any class, nor are there any outstanding securities convertible into or exchangeable for shares of any class of DDS capital stock. By the execution of this Agreement, each Selling Shareholder expressly waives all preemptive rights which such Selling Shareholder has ever had or may now have in the issuance of any DDS Shares. All of the DDS Shares issued and outstanding are duly authorized and validly issued, fully paid and nonassessable and free of all Liens.

                           4.2.3 SUBSIDIARIES. Except as set forth in DISCLOSURE
SCHEDULE 4.2.3, all of the outstanding shares of capital stock of each Subsidiary of DDS are duly authorized, validly issued, fully paid and nonassessable, and all of such shares are owned by DDS or by a Subsidiary of DDS free and clear of any and all Liens or limitations on voting rights. All Subsidiaries and their respective jurisdictions of incorporation are identified in DISCLOSURE SCHEDULE 4.2.3.

                           4.2.4 AUTHORIZATION AND ENFORCEABILITY. All requisite
corporate action to approve, execute, deliver and perform this Agreement and the Escrow Agreement has been or by Closing will have been taken by the Board of Directors and shareholders of DDS. This Agreement and the Escrow Agreement have been, or when delivered at the Closing will have been, duly and validly executed and delivered by DDS and constitute the valid and binding obligations of DDS enforceable in accordance with their respective terms.

                           4.2.5 CONSENTS. Except for filings with the Federal
Trade Commission and the Department of Justice pursuant to the HSR Act, the filing of the Certificate of Merger under the GBCC, the approval of this Agreement and the transactions contemplated herein by the Board of Directors of Pioneer and the Board of Directors and shareholders of DDS and Merger Subsidiary, no authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required in connection with the acquisition of DDS herein contemplated.

                           4.2.6 ABSENCE OF CONFLICTS. Except as set forth in
DISCLOSURE SCHEDULE 4.2.6, neither the execution, delivery or performance of this Agreement by the Selling Shareholders nor the acquisition of DDS herein contemplated, does or will (i) conflict with or result in any violation of any judgment, decree, order, statute, rule or regulation applicable to DDS or any of its Subsidiaries, (ii) conflict with, violate or result in any breach of any agreement or instrument (which agreement or instrument either provides for purchases of inventory for resale in excess of $50,000 yearly or otherwise is material to DDS or its assets, business or prospects) to which DDS or any of its Subsidiaries is a party or by which it is bound, or constitute a default thereunder, or give rise to a right of termination against DDS or any of its Subsidiaries or accelerate any obligation thereof, (iii) conflict with or violate any provision of the Articles of Incorporation, By-Laws or Code of Regulations of DDS or any of its Subsidiaries, (iv) result in the creation of any right, lien, security interest, claim, charge, restriction or encumbrance of any kind or nature against or with respect to DDS or any of its Subsidiaries or any of their assets, or (v) disrupt or impair any material business relationship which DDS or any of its Subsidiaries has with any current supplier, customer, dealer, distributor or sales representative.

                           4.2.7 FINANCIAL STATEMENTS. DDS has heretofore
delivered to Pioneer (i) audited balance sheets for DDS, ProAmerica, Inc. and ProAmerica Systems, Inc., each individually, as of December 31, 1996, 1995, and 1994 and the related audited statements of income and stockholders' equity and cash flows for DDS, ProAmerica, Inc. and ProAmerica Systems, Inc., each individually, for the twelve (12) months then ended (including in each case the notes thereto) audited by Arthur Andersen LLP ("Arthur Andersen"), certified public accountants who are "independent" under the provisions of SEC Regulation S-X (the "Audited Statements"), and (ii) the unaudited consolidated DDS balance sheet at September 30, 1997 and the related unaudited consolidated statements of DDS income and stockholders' equity and cash flows for the portion of the year then ended (the "Interim Statements"). In addition, pursuant to Section 2.7(e), DDS shall have delivered to Pioneer a consolidated audited DDS balance sheet as at December 31, 1997 and the related consolidated audited statements of DDS income and stockholders' equity and cash flows for the twelve (12) months then ended (including the notes thereto) audited by Arthur Andersen. These December 31, 1997 financial statements shall be included as Audited Statements hereunder. All such financial statements are true, correct and complete and have been prepared in accordance with GAAP, except that the Interim Statements are subject to normal year-end audit adjustments and do not contain the disclosures required by GAAP to be disclosed in the notes to financial statements. The balance sheets included therein present fairly the financial condition of DDS and its consolidated Subsidiaries as at their respective dates, and the statements of income and stockholders' equity and cash flows included therein present fairly the results of operations for the respective periods covered thereby.

                           4.2.8 LIABILITIES. Except as set forth on the
DISCLOSURE SCHEDULE 4.2.8, neither DDS nor any of its Subsidiaries have Liabilities other than (i) such Liabilities as are adequately reflected or reserved against on the September 30, 1997 unaudited balance sheet and which, in accordance with GAAP, should have been reflected therein, and (ii) such current Liabilities which have been incurred in the ordinary course of business and consistent with past practices since September 30, 1997, all of which are reflected in the journals and ledgers of DDS.

                           4.2.9 ABSENCE OF CERTAIN CHANGES. Since September 30,
1997, the businesses of DDS and its Subsidiaries have been operated only in the ordinary course and consistent with past practices, and, except as set forth in DISCLOSURE SCHEDULE 4.2.9 or as permitted by this Agreement, there has not been with respect to DDS or any of its Subsidiaries:

(a) Any change in its condition (financial or other), assets, Liabilities, business, or earnings except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse;

(b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting its properties, assets, business or prospects, or any known threat to take by condemnation or eminent domain any real property owned or leased by it;

(c) Except as provided in Section 2.7(c) (Accumulated Adjustments Account) or Section 2.7(d) (Redemption and Termination of Stock Incentive Plans) or Section 2.7(g) (Spin-off of Software and Services Businesses), any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock or any direct or indirect redemption, retirement, purchase or other acquisition by it of any shares of its capital stock;

(d) Any executory purchase commitment greater than $200,000 ($500,000 with respect to IBM) in aggregate amount (as to inventory) or greater than $25,000 in aggregate amount (as to non-inventory) and which is in any material respect in excess of its normal business requirements or other than for normal operations or at prices higher than the market prices at the time the commitment was entered into by DDS or any of its Subsidiaries;

(e) Any general increase in the level or rate of salaries or compensation of employees, representatives or agents, or any specific increases in the salary or compensation paid to or accrued for the benefit of any employee, representative or agent whose compensation (including bonuses) after such increase would be at an annual rate in excess of $25,000, or any increase in the benefits payable under any bonus, insurance, pension or other benefit plan;

(f) Any indebtedness incurred which will mature more than one year from the date it was incurred, or incurred otherwise than in the ordinary course of business;

(g) Any change in existing credit arrangements with any bank or other institution;

(h) Any Liability incurred or assumed, or any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment entered into or assumed, by it or on its behalf, whether written or oral, involving more than $5,000 in each instance, except in the ordinary course of business;

(i) Any loan or advance made to any officer, director, consultant, agent, employee or shareholder or any other loan or advance made otherwise than in the ordinary course of business;

(j) Any payment of, or commitment to pay, any severance or termination pay to any officer, director, consultant, agent or shareholder;

(k) Any change in its accounting methods or practices or any change in depreciation or amortization policies or rates theretofore adopted by it;

(1) Except as referred to in and as contemplated by Section 4.2.9(a) above, any purchase or sale of assets in anticipation of this Agreement, or any purchase, lease, sale, abandonment or other disposition of assets otherwise than in the ordinary course of business;

(m) Any acquisition of all or any substantial part of the stock or the business or operating assets of any other person, firm, association, corporation or business organization;

(n) Any actual or threatened material adverse change in its revenues, earnings, business, operations, condition, prospects or business relationships;

(o) Any mortgage, pledge, lien (other than statutory liens arising in the ordinary course and securing liabilities not yet due and payable), charge, security interest or other encumbrance against any of its assets;

(p) Any discharge or satisfaction of any security interest, lien or encumbrance or payment of any Liability except in the ordinary course of business or in an amount less than $20,000;

(q) Any waiver or release of any rights, except for rights of insubstantial value;

(r) Any cancellation or compromise of any debts (other than accounts receivable) owed to it or known claims against others exceeding $10,000 in the aggregate;

(s) Any write off or reduction of any account receivable other than in good faith and the ordinary course of business;

(t) Any sale, transfer or grant of any material rights under any leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks, copyrights or with respect to any trade secrets or know-how; and

(u) Any form of cash compensation paid to any of the Selling Shareholders in an aggregate amount exceeding cash compensation provided for in their respective, written employment agreements.

                           4.2.10   TAX MATTERS.

(a) DDS, its Subsidiaries and each predecessor, successor and acquired or related entity has filed all of the Tax Returns that it is required to file. All such Tax Returns were correct and complete in all respects and all Taxes owed by DDS, its Subsidiaries or any such other entity (whether or not shown on any Tax Return) have been paid. DDS is not currently under any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where DDS or its Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of DDS or its Subsidiaries or the DDS Shares that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) DDS and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) Neither DDS, Selling Shareholders nor any director or officer (or employee responsible for tax matters) has any reason to believe that any authority exists to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of DDS, any of its Subsidiaries or any predecessor, successor or acquired or related entities either (i) claimed or raised by any authority in writing, or (ii) as to which Selling Shareholders and the directors and officers (or employee responsible for tax matters) of DDS or its Subsidiaries have knowledge based upon personal contact with any agent of such authority. Except as set forth in DISCLOSURE SCHEDULE 4.2.10(c), no Tax Returns filed by DDS, it Subsidiaries or any predecessor, successor or acquired or related entities are currently the subject of an audit nor, to the best of Selling Shareholders' knowledge, are being proposed for an audit. Selling Shareholders have caused DDS to deliver to Pioneer correct and complete copies of all Tax Returns, examination reports, and any statements of deficiencies assessed against or agreed to by DDS, its Subsidiaries or any predecessor, successor or acquired or related entities.

(d) Neither DDS nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. Neither DDS nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280(G) of the Code. Neither DDS nor any Subsidiary or any predecessor, successor or acquired or related entity has or has been a United States real property holding corporation within the meaning of Section 897(C)(2) of the Code. Neither DDS nor any Subsidiary or any predecessor, successor or acquired or related entity is a party to any Tax allocation or Tax sharing agreement, and, except as set forth in DISCLOSURE SCHEDULE 4.2.10(d), has been a member of an affiliated group filing a consolidated federal income Tax Return nor has any liability for the Taxes of any other person as a transferee or successor, by contract or otherwise.

(e) The unpaid Taxes of DDS and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of DDS in filing its Tax Returns.

(f) DDS, its Subsidiaries and each predecessor, successor and acquired or related entity has been a validly electing S corporation with the meaning of Sections 1361 and 1362 of the Code at all times since 1990 and DDS and each of its Subsidiaries will be an S Corporation up to and including the Effective Time.

(g) Except as set forth in DISCLOSURE SCHEDULE 4.2.10(g), neither DDS nor any of its Subsidiaries will be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of the assets of DDS caused by the Section 338(h)(10) Election under the Code. Except as set forth in DISCLOSURE SCHEDULE 4.2.10(g), DDS has not in the past ten
         (10) years, (i) acquired assets from another corporation in a transaction in which DDS's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is not a Qualified Subchapter S Subsidiary.

                           4.2.11 COMPLIANCE WITH LAWS. Except as set forth on
DISCLOSURE SCHEDULE 4.2.11, neither DDS nor any of its Subsidiaries (i) is in violation of, in any respect, any outstanding judgment, order, injunction, award or decree specifically relating to it, or (ii) is in violation of, in any respect, any federal, state, foreign or local Law, ordinance or regulation which is applicable to its business or assets, including, without limitation, The Federal Occupational Safety and Health Act, federal and state and foreign environmental protection laws and regulations, federal and state and foreign antitrust laws and regulations and applicable state and local zoning, building and health and safety laws and ordinances. Except as set forth on DISCLOSURE
SCHEDULE 4.2.11, DDS and its Subsidiaries have all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state, local or foreign governmental or regulatory body that are necessary in the conduct of its business. Except as set forth on DISCLOSURE SCHEDULE 4.2.11, all such permits, licenses, orders, approvals, concessions and franchises are in full force and effect, and no proceeding is pending or, to the knowledge of any Selling Shareholder, threatened to revoke or limit any of them.

                           4.2.12 LITIGATION. Except as set forth on DISCLOSURE
SCHEDULE 4.2.12, no claim, litigation, action, investigation or proceeding is pending or, to the knowledge of any Selling Shareholder, threatened, and no order, injunction or decree is outstanding, against or relating to DDS or any of its Subsidiaries or their assets or business, and no Selling Shareholder knows or has a reasonable basis for knowing of any information which may result in such a claim, litigation, action, investigation or proceeding.

                           4.2.13 GENERAL LIABILITY. Except as set forth on
DISCLOSURE SCHEDULE 4.2.13, there are no product warranty or product liability claims pending or, to the knowledge of any Selling Shareholder, threatened against DDS or any of its Subsidiaries, and no Selling Shareholder has knowledge of any state of facts or of the occurrence of any event forming the basis for any specific product warranty, product liability or other tort claim against DDS or any of its Subsidiaries, which is not adequately reflected or reserved against in the September 30, 1997 balance sheet or adequately covered by insurance.

                           4.2.14 LABOR. Except as set forth on DISCLOSURE
SCHEDULES 4.2.14 or 4.2.26, DDS and its Subsidiaries have complied with all applicable federal, state and local laws and ordinances relating to the employment of labor, including the provisions thereof relating to wages, hours and the payment of social security taxes, and are not liable for any arrears of wages or any tax relating thereto (except for currently accrued and unpaid wages and except for currently accrued withholding, payroll, unemployment and social security taxes payment of which is not overdue) or penalties for failure to comply with any of the foregoing and has received no notice to the contrary from any governmental agency. Except as set forth on DISCLOSURE SCHEDULE 4.2.14, there have not been any disputes between DDS or any of its Subsidiaries and their respective employees or any of them which have involved (i) organized labor strikes or work stoppages, (ii) proceedings before any court or governmental agency alleging any unfair labor practice, wage-hour violation, unlawful discrimination in employment practices or other violation of labor law, or (iii) any grievance or arbitration proceedings. Neither DDS nor any of its Subsidiaries is a party to a collective bargaining agreement with any labor union.


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

                           4.2.15 LISTS OF PROPERTIES, CONTRACTS, ETC.
DISCLOSURE SCHEDULE 4.2.15 contains complete and accurate lists and brief descriptions of the following with respect to DDS and its Subsidiaries :

(a) All real property owned of record or beneficially, or leased to or from others;

(b) All machinery, equipment, furniture, fixtures, vehicles, leasehold improvements and other personal property acquired or leased within the past five (5) years with an original cost in excess of $25,000, acquired or leased prior to the last five (5) years and having a current market or book value in excess of $100,000, or which are leased to or from others pursuant to a lease commitment in excess of $25,000;

(c) All licenses, franchises, permits, orders, authorizations and concessions used in the conduct of the business;

(d) All agreements for the purchase, sale or other disposition of goods, materials, equipment, supplies or capital assets which cannot be terminated at any time on less than 30 days notice without liability, which by their terms will not be fully performed on or before the date which is 90 days after the Closing Date or which involve terms or quantities exceeding normal commitments in the ordinary course of business;

(e) All instruments or agreements evidencing liens, financing arrangements or secured transactions;

(f) All insurance policies, indicating the type and amount of coverage, including title insurance with respect to owned real estate;

(g)      All management, employment, noncompete, option and agency agreements;

(h) All employee benefit plans or agreements or other Plans not described in Section 4.2.15(g);

(i)      All agreements with distributors, dealers or sales representatives;

(j) All agreements with directors, officers or shareholders or with the spouse or other relative thereof;

(k) All licenses or other agreements relating to trade secrets, processes or technical know-how;

(1) All patents, trademarks, service marks, trade names, brand names and copyrights, and all applications and agreements related thereto, and all trade secrets, know how and other confidential information;

(m) All agreements, promissory notes or other instruments pursuant to which credit has or may be obtained or indebtedness for borrowed money has been or may be incurred;

(n) All agreements to which DDS or any of its Subsidiaries or any DDS Selling Shareholder is a party relating to rights or restrictions with respect to the transfer or other disposition of any of the DDS Shares or shares of capital stock of any of DDS's Subsidiaries;

(o) All other contracts, agreements, commitments or understandings by which DDS and its Subsidiaries is bound other than in the ordinary course of business at the time entered into;

(p) The names of all present directors and officers and their current annual compensation rates (including all bonuses, whether deferred, accrued or otherwise), and the names, current annual compensation rates and other compensation arrangements of all salaried employees whose current compensation is at the rate of $25,000 or more per annum;

(q) The name of each financial institution and stock or other broker with which DDS and its Subsidiaries has an account, credit line or safe deposit box or vault, or otherwise maintains relations and the names of all persons presently authorized to draw against any such account or credit line or have access to such safe deposit box or vault;

(r) The names of all persons, if any, now holding proxies, powers of attorney or other like instruments to act on behalf of DDS or its Subsidiaries (none of which proxies, powers of attorney, or other like instruments is irrevocable), and a summary of the terms thereof;

(s) The names of the issuers, account numbers and names of the individual holders of all credit cards issued to or on behalf of DDS or its Subsidiaries; and

(t) Name and address of the current statutory agents for DDS and each of its Subsidiaries..

                  As used above, the term "agreement" includes any commitment, understanding or promise, whether written or oral. True and complete copies of all written documentation pertaining to the foregoing and written summaries of all oral arrangements have been previously delivered to, or made available for inspection by, Pioneer.

                           4.2.16 PHYSICAL CONDITION OF TANGIBLE ASSETS. All of
the real property, equipment, furniture and fixtures, leasehold improvements, motor vehicles and other tangible assets used by DDS and its Subsidiaries in their business are, subject to ordinary wear and tear, in good operational condition and repair and capable of being used for their intended purpose in the ordinary course of business.

                           4.2.17 TITLE. Except as set forth in DISCLOSURE
SCHEDULE 4.2.17, DDS and its Subsidiaries own all of their real and personal properties and assets, tangible and intangible, free and clear of any and all Liens.

                           4.2.18 COMPLETENESS. DDS and its Subsidiaries own, or
have under lease or by contract, all of the properties and assets, tangible and intangible, necessary in order to operate the business conducted by them in the ordinary course as presently conducted.

                           4.2.19 ACCOUNTS RECEIVABLE. All of the accounts
receivable of DDS and its Subsidiaries arose from valid sales in the ordinary course of business, reflect goods actually sold and delivered or services in fact rendered, are not subject to counterclaims or set-offs, and are good and collectible by DDS in the ordinary course of business within one hundred eighty
(180) days at the amounts recorded on DDS's books of account, net of any reserve for doubtful accounts set forth in the Financial Statements. For purposes of the preceding sentence, customary and contractual discounts provided by DDS shall not be deemed counterclaims or set-offs.

                           4.2.20 INVENTORIES. All of DDS's and its
Subsidiaries' inventories are good and usable, are not obsolete, are capable of being sold in the usual and ordinary course of business, and are valued in accordance with GAAP at the lower of cost (determined on the first-in, first-out method) or market. DDS has adequately reserved on its books of account and in the Financial Statements for all obsolete items, all items significantly below standard quality, and all items which otherwise do not satisfy the foregoing representations.

                           4.2.21 PROPRIETARY PROPERTY. Neither DDS nor any of
its Subsidiaries has infringed, misappropriated or misused or been charged, or threatened to be charged, with infringement, misappropriation or misuse of, any patent, trademark, trade name, copyright (or application for any of the foregoing), trade secret, know-how or confidential information or data of another. DDS and each of its Subsidiaries have the complete and unrestricted right to use, own and have good title to, and the exclusive right to assign the entire right, title and interest in and to each item of proprietary property (and any and all goodwill associated therewith) identified on DISCLOSURE SCHEDULES 4.2.15(k) AND (1) as owned by DDS or any of its Subsidiaries. Each of such items is in full force and effect. Neither DDS nor any of its Subsidiaries nor any Selling Shareholder has any information or knows of any information which would invalidate any of such items of proprietary property. The items of proprietary property identified in DISCLOSURE SCHEDULE 4.2.15(k) AND (1) as owned by others are the only items of proprietary property owned by others and used or necessary in connection with the business of DDS and its Subsidiaries as presently conducted. Except as set forth on DISCLOSURE SCHEDULE 4.2.21, neither DDS nor any of its Subsidiaries nor any Selling Shareholder is aware of any infringement, misappropriation or misuse of such proprietary property by others.

                           4.2.22 COMPLIANCE WITH CONTRACTS AND COMMITMENTS.
Except as set forth on DISCLOSURE SCHEDULE 4.2.22, with respect to the agreements, commitments, instruments, documents and undertakings, oral or written, to which DDS or any of its Subsidiaries is a party or by which they are bound, as of the Closing Date (i) DDS and its Subsidiaries have each performed all of the obligations to be performed by it, (ii) DDS and its Subsidiaries are not in default under or in violation of any thereof (iii) there is no basis for a valid claim of such a violation or default and (iv) no event has occurred which, with notice or lapse of time or both, would constitute such a default. No Selling Shareholder is aware of any default under or any violation of any of the foregoing by any other party thereto. All of such agreements, commitments, instruments, documents and undertakings are valid and in full force and effect. The agreements, commitments, instruments, documents and undertakings set forth on DISCLOSURE SCHEDULE 4.2.15 (except as permitted to be excluded therefrom) constitute all those of a material nature necessary in order to operate the business of DDS and its Subsidiaries as presently conducted.

                           4.2.23 INSURANCE. All of the insurance policies
carried by DDS and its Subsidiaries and listed in DISCLOSURE SCHEDULE 4.2.15 are in full force and effect and all premiums which are due have been paid.

                           4.2.24 SUPPLIERS AND CUSTOMERS. Except as set forth
on DISCLOSURE SCHEDULE 4.2.24 and except with respect to products that have ceased to be sold by a supplier to or to be purchased by a customer, none of the five (5) largest suppliers to or twenty (20) largest customers of DDS or each of its Subsidiaries during its fiscal year ended December 31, 1996, nor any supplier who is the sole source of supply of any product essential to DDS's or any of its Subsidiaries' businesses, has canceled or otherwise terminated, or communicated to DDS or any of its Subsidiaries or a Selling Shareholder any threat to cancel or otherwise terminate, its relationship with DDS or any of its Subsidiaries since December 31, 1996. Except as set forth on DISCLOSURE SCHEDULE 4.2.24, no Selling Shareholder or officer of DDS or any of its Subsidiaries has any knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with DDS or any of its Subsidiaries or to decrease its sale of services or supplies to DDS or any of its Subsidiaries or its purchase of products from DDS or any of its Subsidiaries.

                           4.2.25 BROKERS AND FINDERS. DDS has engaged The
Robinson-Humphrey Company, Inc. as DDS's financial advisor with respect to the transactions provided for in this Agreement pursuant to their July 9, 1996 engagement agreement, the fees and costs of which shall be allocated as provided in Section 8.3 hereof. Other than the foregoing engagement of The Robinson-Humphrey Company, Inc., no broker, finder or other person or entity acting in a similar capacity has participated on behalf of DDS or the Selling Shareholders in bringing about the transaction herein contemplated, rendered any services with respect thereto or been in any way involved therewith.

                           4.2.26   EMPLOYEE BENEFIT PLAN MATTERS

(a) DISCLOSURE SCHEDULE 4.2.26(a) sets forth a list of all of the following arrangements which DDS or any of its Subsidiaries maintains or to which it contributes:

         (i) any nonqualified deferred compensation, retirement or severance plans, contracts or arrangements.

         (ii) any qualified defined contribution plans (as defined in Section 3(34) of ERISA or Section 414(i) of the Code);

         (iii) any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(l) of the Code); and

         (iv) any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

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


(b) Except as set forth on DISCLOSURE SCHEDULE 4.2.26(b), all employee benefit plans (as defined in Section 3(3) of ERISA) which DDS or any of its Subsidiaries maintains or to which it contributes (collectively, the "Plans") comply with the requirements of ERISA and the Code.

(c) DDS has made available to Pioneer true and complete copies of (i) each of the plans, contracts or arrangements listed in DISCLOSURE SCHEDULE 4.2.26(a), including any amendments thereto; (ii) the most recent determination letter, if any, received by DDS or any of its Subsidiaries from the Internal Revenue Service regarding the Plans which DDS or any of its Subsidiaries maintains or to which it contributes; (iii) the most recent financial statements and annual report or return for the Plans; and (iv) the most recently prepared actuarial valuation reports for the Plans.

(d) Neither DDS nor any of its Subsidiaries has any plan or commitment to create any additional plan, contract or arrangement of the type descried in Section 4.2.26(a). All of the plans and arrangements described in Section 4.2.26(a) which DDS or any of its Subsidiaries maintains or to which it contributes is funded to the extent required by law or contract and all contributions required of DDS or any of its Subsidiaries have been made in a timely fashion.

(e) Neither DDS nor any of its Subsidiaries has ever contributed to any multi-employer plan (as defined in Section 3(37) of ERISA), or has actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. To the knowledge of DDS and the Selling Shareholders, neither DDS nor any of its Subsidiaries has incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980(b) and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

                           4.2.27 ENVIRONMENTAL MATTERS. DDS, its Subsidiaries
and their respective predecessors and affiliates have complied with all environmental, health, and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, DDS, its Subsidiaries and their respective predecessors and affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in all environmental, health, and safety laws. DDS and its Subsidiaries have no liability (and neither DDS, its Subsidiaries nor their respective predecessors and affiliates have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, compliant, claim, or demand against DDS or any of its Subsidiaries for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual for any reason under any environmental, health, and safety law. All



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

properties and equipment use in DDS's and its Subsidiaries' businesses have been free of asbestos, PCB's, methylene chloride, trichloralethylene, and other hazardous material.

                           4.2.28 PROAMERICA ACQUISITION. No claim has been made
or is otherwise pending or, to the best of the Selling Shareholders' knowledge, threatened or presently available with respect to either the ProAmerica Escrow Agreement or the Dickens Data Escrow Agreement executed and delivered in connection with the ProAmerica Acquisition. Each of the Selling Shareholders and DDS and, to the best of the Selling Shareholders' knowledge, each of the other parties to the ProAmerica Acquisition and related Agreement and Plan of Merger have complied with and satisfied in all material respects all terms and conditions thereof applicable to such parties.

                           4.2.29 ACCURACY AND COMPLETENESS OF REPRESENTATIONS
AND WARRANTIES. No representation or warranty made by the Selling Shareholders or DDS in this Agreement and no statement contained in any exhibit, certificate or disclosure schedule delivered to Pioneer or Merger Subsidiary pursuant hereto or in connection with the transactions contemplated hereby contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                  4.3 REPRESENTATIONS AND WARRANTIES OF PIONEER. Pioneer hereby represents and warrants to the Selling Shareholders that the following statements are now true and correct and will be true and correct as of the
Closing:

                           4.3.1 ORGANIZATION AND STANDING. Each of Pioneer and
Merger Subsidiary (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio and the State of Georgia, respectively, and (ii) has full corporate power and authority to own, lease and operate its properties and carry on its business as and where such properties are now owned or leased and as such business is presently being conducted and to execute, deliver and perform this Agreement, the Escrow Agreement and the other agreements provided for therein (to the extent it is a party thereto).

                           4.3.2 AUTHORIZATION AND ENFORCEABILITY. All requisite
corporate action to approve, execute, deliver and perform this Agreement the Escrow Agreement and the other agreements provided for therein (to the extent it is a party thereto) has been taken by the Board of Directors of Pioneer and Merger Subsidiary. This Agreement, the Escrow Agreement and the other agreements provided for therein (to the extent it is a party thereto) have been, or when delivered at the Closing will be, duly and validly executed and delivered by Pioneer and Merger Subsidiary and constitute the valid and binding obligations of Pioneer and Merger Subsidiary enforceable in accordance with their terms.

                           4.3.3 ABSENCE OF CONFLICTS. Neither the execution,
delivery nor performance of this Agreement, the Escrow Agreement and the other agreements provided for therein (to the extent it is a party thereto) by Pioneer and Merger Subsidiary does or will (i) conflict with, violate or result in any breach of any judgment, decree, order, statute, rule or regulation applicable to Pioneer or Merger Subsidiary, (ii) conflict with, violate or result in any breach of any material agreement or instrument to which Pioneer or Merger Subsidiary is a party or by which they are bound, or constitute a default thereunder or give rise to a right of acceleration of any obligation of Pioneer or Merger Subsidiary or (iii) conflict with or violate any provision of the Articles of Incorporation, Code of Regulations or By-Laws of Pioneer or Merger Subsidiary.

                           4.3.4 MERGER SUBSIDIARY. Prior to the Closing,
Pioneer shall cause Merger Subsidiary to be incorporated under the GBCC and copies of all organization documents shall be provided to counsel for DDS and the Selling Shareholders for review prior to filing with the Secretary of State of Georgia.

                           4.3.5 BROKERS AND FINDERS. No broker, finder or other
person or entity acting in a similar capacity has participated on behalf of Pioneer in bringing about the transaction herein contemplated, rendered any services with respect thereto or been in any way involved therewith.

                           4.3.6 ACCURACY AND COMPLETENESS OF REPRESENTATIONS
AND WARRANTIES. No representation or warranty made by Pioneer in this Agreement and no statement contained in any exhibit, certificate or other document delivered to Selling Shareholders pursuant hereto or in connection with the transactions contemplated hereby contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                  4.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in Section 5.1(b) regarding Disclosed Claims, the parties hereto agree that the representations and warranties contained in this Agreement, or any exhibit, certificate, disclosure schedule or other document delivered in connection therewith shall survive the Closing as follows: (i) Section 4.1 and Sections 4.2.1 through 4.2.5 of this Agreement shall survive indefinitely; (ii)
Section 4.2.10 (Tax Matters) shall survive for the longest period with respect to which any taxing authority can assess additional Taxes (including any extensions thereof); (iii) Section 4.2.26 (Employee Benefit Plan Matters) shall survive for the longest period with respect to which any statute of limitations plus extensions may apply, and (iv) all other representations and warranties shall expire on the later of March 31, 1999 or the first anniversary of the Closing Date. No investigation, or lack thereof, by either party or any of their agents shall be deemed to constitute or imply a waiver of any representation, warranty, covenant or agreement.

                  4.5 EFFECT OF REPRESENTATIONS, WARRANTIES AND WAIVERS IF THE MERGER IS NOT CONSUMMATED. The representations, warranties and waivers of Selling Shareholders in this Agreement shall be of no force or effect if the Merger contemplated hereby is not consummated. If the Merger is not consummated, any rights or cause of action any Selling Shareholder may have had against DDS or against any other Selling Shareholder prior to the execution of this Agreement shall not be affected or deemed waived or released by virtue of any representation, warranty, covenant or waiver set forth in this Agreement.

5.       INDEMNIFICATION

                  5.1 SELLING SHAREHOLDERS. (a) GENERALLY. Selling Shareholders shall, for so long as their applicable representations and warranties survive in accordance with Section 4.4 hereof, (i) severally indemnify Pioneer, DDS and Merger Subsidiary against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty made by them in Section 4.1 hereof,
(ii) jointly and severally indemnify Pioneer, DDS and Merger Subsidiary against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty made by them in Section 4.2 hereof, and (iii) jointly and severally indemnify Pioneer, DDS and Merger Subsidiary against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of any breach of any covenant or obligation made or incurred by any one or more of them herein or in the Escrow Agreement.

         (b) SPECIFIC DISCLOSURE MATTERS. In addition to the indemnification contained in Section 5.1(a) above, the Selling Shareholders shall jointly and severally indemnify Pioneer, DDS and Merger Subsidiary against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of the following matters regardless of the disclosure with respect thereto in the Disclosure Schedules ("Disclosed Claims"):

                  (i) Any failure to qualify and related filing or Tax matters with respect to disclosures in DISCLOSURE
                           SCHEDULE 4.2.11 or DISCLOSURE SCHEDULE 4.2.15(c).

                  (ii)     The tax audits disclosed in DISCLOSURE SCHEDULE
4.2.10(c).

Indemnification pursuant to the foregoing provisions shall survive until each and all of the Disclosed Claims have been fully and finally resolved.

         (c) COSTS AND EXPENSES. Indemnification for any claim under this Agreement shall also include any and all related costs and expenses (including legal and accounting fees), fines, taxes, penalties, consequential and incidental damages, compliance costs, indemnification procedure costs and similar amounts.

                  5.2 LIMITATIONS ON SELLING SHAREHOLDERS' LIABILITY. (a) THRESHOLD AMOUNTS. Except for the Disclosed Claims for which there shall be no threshold amounts, no Selling Shareholder shall have an obligation to indemnify Pioneer, DDS or Merger Subsidiary pursuant to Section 5.1 unless (i) the claim for indemnity is in excess of $5,000 (provided, that claims with respect to accounts receivable, inventory and similar matters shall be aggregated for purposes of meeting the $5,000 amount) and (ii) the aggregate of all claims made by Pioneer, DDS or Merger Subsidiary is in excess of $150,000. In the event the $150,000 aggregate threshold on liability for indemnification in clause (ii) above is satisfied, each Selling Shareholder shall thereafter be liable (subject to clause (i) above) for the entire amount of all subsequent claims against him or her, but subject to the limitations on recovery as provided in this Section.

         (b) LIMITATION AND ALLOCATION OF SELLING SHAREHOLDERS' LIABILITY. Except as provided below, the aggregate obligations of Selling Shareholders under this Agreement shall be limited to the amount deposited into Escrow pursuant to Section 2.4(b) plus undistributed interest, if any, accrued thereon. Except as provided below, the aggregate, maximum joint and several obligation of each Selling Shareholder under this Agreement shall be limited to his or her Allocable Share of the amount deposited into Escrow pursuant to Section 2.4(b) plus undistributed interest, if any, accrued thereon. In addition, to the extent each Selling Shareholder's Allocable Share of the Escrow balance is sufficient, joint and several claims shall be satisfied pro rata in accordance with such Allocable Shares. Notwithstanding the foregoing, with respect to claims related to Section 4.1, Sections 4.2.1 through 4.2.5, or Section 4.2.10 of this Agreement the maximum, aggregate obligation of Selling Shareholders under this Agreement shall be the Consideration amount and the maximum, aggregate obligation of any Selling Shareholder shall be such Selling Shareholder's Allocable Share of the Consideration amount.

                  5.3 PIONEER GENERALLY. Pioneer agrees to indemnify Selling Shareholders against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by it herein and any and all related costs and expenses (including reasonable legal and accounting fees).

                  5.4 NOTIFICATION OF AND PARTICIPATION IN CLAIMS. (i) GENERALLY. (a) An indemnification claim shall be made by an indemnified party ("Indemnitee") by delivery of a written notice to each indemnifying party ("Indemnitor") requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted costs, losses, damages, penalties, litigation and related costs and expenses (including legal and accounting costs) and similar amounts ("Losses") and, in the case of any claim involving legal or similar proceedings or otherwise involving third parties ("Third Party Claim"), containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

                  (b) If the indemnification claim involves a Third Party Claim the procedures set forth in Section 5.4(ii) shall be observed by each Indemnitee and Indemnitor.

                  (c) If the indemnification claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such indemnification claim by delivery of a written notice of objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the indemnification claim and responsibility for related Losses by the Indemnitor, and the Indemnification Claim shall be paid in accordance with Section 5.4(i)(d) hereof. If an objection is timely delivered by the Indemnitor and the dispute is not resolved by the Indemnitee and the Indemnitor within fifteen (15) days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 5.4(iv) below.

                  (d) Upon determination of the amount of an indemnification claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such indemnification claim within five (5) days after the date such amount is determined.

         (ii) THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                  (a) The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and (subject to Section 5.4(ii)(b) below) the Indemnitor may undertake the defense and (subject to Section 5.4(ii)(c) below) the compromise and settlement thereof by counsel and representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is materially prejudiced by such failure. The assumption of the defense of any such Third Party Claim by an Indemnitor shall be an acknowledgment of the unconditional obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim and all related Losses hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, an Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake and control the defense, compromise and settlement of such claim with counsel and representatives of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, prior to or promptly upon its assumption of the defense of such claim, make an indemnification claim as specified in Section 5.4(i) above, which shall be deemed an indemnification claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                  (b) Notwithstanding any provision herein to the contrary, if, in the reasonable opinion of the Indemnitee, either (I) any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, any matter involving Taxes or Tax Returns) or (II) the Indemnitor lacks the resources reasonably necessary to undertake and continue defense of such Third Party Claim, the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

                  (c) No compromise or settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Section 5.4 shall be made without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of compromises and settlements of $50,000 or less where the Indemnitor has not responded within five (5) business days of notice of a proposed settlement. If the Indemnitor has assumed the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by or on behalf of the Indemnitor without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

                  (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement hereby grant and shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

         (iii) SUBROGATION. Upon final resolution and payment in full of any indemnification claim, whether such payment is effected by set-off, the payment of any judgment or settlement with respect to a Third Party Claim, or otherwise, the Indemnitors shall be subrogated to the extent of any such payment to the rights of the Indemnitees against any person or entity with respect to the subject matter of such indemnification claim, provided, that, until such final resolution and payment in full, Indemnitees shall retain the unconditional right to compromise or settle any claims, rights and other interests with respect to such persons and entities.

         (iv) ARBITRATION. All disputes arising under this Section 5.4 and all disputes regarding the calculation or amount of "excess tax distribution" under
Section 2.7(e) hereof (in any instance other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Indemnitor and Indemnitee in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Indemnitor, Indemnitee and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this
Section 5.4; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Indemnitor or the Indemnitee in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

                  5.5 NET LOSSES. Any indemnification pursuant to this Section 5 shall be net of (i) any reasonably anticipated federal or state income tax benefit specifically arising from the facts and circumstances giving rise to the loss, realizable by the Indemnitee (or any of its affiliates) by a reduction in taxes payable, or by the receipt of a refund of taxes, by the Indemnitee (or such affiliate); (ii) any insurance proceeds received by the Indemnitee (or its affiliates) with respect to the Loss and (iii) any payments received and retained by the Indemnitee (or its affiliates) from other persons or entities with respect to the Loss. The tax benefit shall be determined in good faith by the independent public accountants of the indemnified party and shall apply to the earliest year reasonably permissible.

6.       OTHER COVENANTS

                  6.1 FURTHER ASSURANCES. Each of the Selling Shareholders agrees to execute and deliver to Pioneer any and all documents and instruments in addition to those provided for herein that may be necessary or appropriate to effectuate the provisions of this Agreement, whether before, on or after the Closing Date. Each of the Selling Shareholders further agrees that at any time and from time to time after the Closing Date such Selling Shareholder will execute and deliver to Pioneer or its designee such further assignments or other written assurances as Pioneer may reasonably request in order to perfect and protect Pioneer's title to the DDS Shares and/or the title of DDS, any of its Subsidiaries to its assets and properties.

                  6.2 INVESTMENT IN PROFESSIONAL SERVICES ENTITY. Contemporaneously with the Closing and subject to the terms of Section 2.7(g) (Spin-off of Software and Services Businesses) and Section 2.10 (Pioneer Conditions to Closing), Pioneer will either (a) loan $2,500,000 in the aggregate to the Professional Services Entity or (b) make a preferred equity investment aggregating $2,500,000 in the Professional Services Entity, convertible in either instance at any time after one (1) year at Pioneer's option into ownership in the Professional Services Entity constituting fifty-one percent (51%) of all ownership interests of the Professional Services Entity. Pioneer and the Selling Shareholders acknowledge and agree that Pioneer's ownership interest in the Professional Services Entity shall be increased to account for new or incremental business referred or contributed to the Professional Services Entity from time to time by Pioneer as the owners of the Professional Services Entity may mutually agree. The interest rate, default, preference terms, conversion terms, transfer provisions and other terms and conditions of such loan or investment and all related agreements, instruments and documents with respect thereto shall be as set forth in Exhibit 2.7(g) and otherwise shall be reasonably satisfactory to Pioneer in all material respects.

                  6.3 SHAREHOLDER NOTES. Immediately following the Closing, Pioneer will cause DDS to pay in full the notes set forth in Exhibit 6.3 ("Shareholder Notes") in the aggregate principal amount of $1,702,000 plus interest accrued and unpaid under the Shareholder Notes from January 1, 1998 through the Closing. Upon and as a condition to such payment, each of the

Selling Shareholders holding Shareholder Notes shall deliver them to Pioneer with any release reasonably requested by Pioneer.

                  6.4 INSURANCE. Following the Closing, Pioneer will cause DDS to maintain general liability and electronics errors and omissions insurance coverage on terms not materially less favorable than those provided under policies owned by DDS prior to the Closing and set forth in DISCLOSURE SCHEDULE 6.4.

                  6.5 SELLING SHAREHOLDERS' REPRESENTATIVE. For purposes of this Agreement, including, without limitation, for purposes of Section 5.4 hereof, each and all of the Selling Shareholders hereby appoint Gordon L. Dickens, III ("Representative") as representative of each and all of the Selling Shareholders and as the attorney-in-fact for and on behalf of each and all of the Selling Shareholders for all purposes under this Agreement. Subject to the express limitation set forth below and notwithstanding any other provision of this Agreement or the Escrow Agreement, the Representative may take or refrain from taking any and all actions and make any decisions required or permitted to be taken by the Selling Shareholders under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to Pioneer or DDS of any proceeds held in the Escrow, or any portion thereof, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims or other matters arising under this Agreement or the Escrow Agreement, (iii) receive all notices and other deliveries otherwise to be provided to the Selling Shareholders hereunder or under the Escrow Agreement,
(iv) provide any and all waivers, consents and amendments with respect to this Agreement, the Escrow Agreement or the performance of any of the parties' thereto, and (v) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative will have unlimited authority and power to act on behalf of each Selling Shareholder with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all claims, rights, actions or obligations arising under this Agreement or the Escrow Agreement. Each of the Selling Shareholders will be unconditionally bound by all actions taken or refrained from by the Representative in connection with this Agreement or the Escrow Agreement, and each of Pioneer and DDS will be entitled to rely on any action, inaction or decision of the Representative without further inquiry. In performing the functions specified in this Agreement, the Representative will not be liable to the Selling Shareholders in the absence of gross negligence or willful misconduct. The Representative may resign from such position, effective upon a new representative being appointed in writing by Selling Shareholders who represent a majority of the aggregate Allocable Shares. Any such new representative shall be and become the Representative hereunder and shall have the same powers, interests, rights and protections as provided the Representative herein. The Representative will not be entitled to receive any compensation in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with this Agreement or the Escrow Agreement will be paid by the Selling Shareholders to the Representative in proportion to their respective Allocable Shares.

                  6.6 TERMINATION OF SHAREHOLDERS AGREEMENT. Each of DDS and the Selling Shareholders hereby (a) waives any rights of first refusal and other rights, conditions or limitations otherwise applicable to the Merger or other transactions and transfers provided for in this Agreement pursuant to the Shareholders Agreement ("Shareholders Agreement") entered into as of March 31, 1997, among DDS and the Selling Shareholders and (b) acknowledges and agrees that the Shareholders Agreement shall be terminated upon and as of the Effective Time.

                  6.7 TERMINATION OF PROAMERICA ACQUISITION ESCROW AGREEMENTS. As of but not before the Closing Date, each of DDS and the Selling Shareholders agree to terminate the ProAmerica Escrow Agreement and the Dickens Data Escrow Agreement executed and delivered in connection with the ProAmerica Acquisition, PROVIDED, that DDS will duly pursue and file any claim which it may have against the applicable escrow prior to the Closing Date and such escrow agreement will not be terminated as to any pending claims.

                  6.8 MISCELLANEOUS. Following the Closing, DDS will continue to provide office space and reasonable administrative support for Messrs. Gussie Jodene Ballew and James B. Erickson for a period, not to exceed thirty (30) days following the Closing, to assist in their transition away from the business and affairs of DDS.

7.       TERMINATION

                  7.1 TERMINATION, AMENDMENT, AND WAIVER. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Selling Shareholders of DDS:

(a)      By mutual consent of the Boards of Directors of Pioneer and DDS;

(b) By either Pioneer or DDS if the Merger shall not have been consummated on or before April 1, 1998;

(c) By Pioneer if there has been a material misrepresentation or breach of the representations and warranties set forth herein of the Selling Shareholders or DDS or by DDS if there has been a material breach of the representations and warranties set forth herein of Pioneer or the Merger Subsidiary, but in any case if the misrepresentations or breach arises after the date hereof, only after passage of a reasonable period of time in which to cure;

(d) By Pioneer if it shall have determined in its exercise of good faith business judgment that the proposed Merger has become inadvisable or impracticable by reason of any material judgment, decree, or order entered or issued after the date hereof in litigation or a proceeding involving Pioneer or DDS by reason of the institution after the date hereof by state, local or federal governmental authorities or by any other person of material litigation or proceedings against DDS or against Pioneer;

(e) By either Pioneer or DDS if Pioneer delivers a Rejection Notice with respect to any material amendment to a Disclosure Schedule proposed by DDS as provided for in

         Section 8.7 and DDS shall fail to agree to delete the objectionable portion of the amending Disclosure Schedule within ten (10) days of the receipt of such Rejection Notice; or

(f) By Pioneer if it terminates this Agreement solely because of its failure to fund the Consideration provided for herein, provided, that Pioneer shall then be obligated to pay the Termination Fee provided for in Section 7.4.

                  7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by Pioneer or DDS as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Pioneer or Merger Subsidiary, DDS, Selling Shareholders or their respective officers or directors except for willful breach and except that the agreements with respect to expenses contained in Section 8.3 hereof shall survive the termination hereof.

                  7.3 CONFIDENTIALITY. In the event this Agreement is terminated, Pioneer will not use information concerning DDS's business received in the course of negotiating this Agreement and investigation in connection with the merger of DDS and Merger Subsidiary contemplated herein and will hold such information in confidence until the earlier of three (3) years after the date hereof or until such time as such information is or otherwise becomes publicly available or as may be required by applicable law. In the event of the termination of this Agreement each party will deliver to the other any copies of nonpublic documents furnished it by the other.

                  7.4 TERMINATION FEE. If Pioneer terminates this Agreement or fails to consummate the Merger solely because of its failure to fund the Consideration provided for herein or its failure to obtain any requisite consents to the Merger and related transactions from the holders of Pioneer indebtedness for borrowed money, then Pioneer will pay DDS the sum of $1,000,000 as a condition to such termination ("Termination Fee"). The Termination Fee will be DDS's and the Selling Shareholders' exclusive remedy in the event Pioneer terminates this Agreement as provided in Section 7.1(f) and this Section 7.4.

8.       MISCELLANEOUS

                  8.1 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement and the Merger by the Selling Shareholders and before the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  8.2 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements of the other parties or satisfaction of any of the conditions to its obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in writing signed on behalf of such party.

                  8.3 FEES AND EXPENSES. Each of Pioneer, DDS and its Subsidiaries, and each Selling Shareholder (but only to the extent such Selling Shareholder elects to engage separate counsel or accountants) will be solely responsible for and pay its respective fees, costs and expenses (including any fees, costs and expenses of its representatives) incurred at any time in connection with pursuing or consummating the transactions provided for in this Agreement. Notwithstanding the foregoing sentence, Pioneer will pay the HSR Act filing fee and the Selling Shareholders shall assume and pay fifty percent (50%) of DDS's obligation to compensate The Robinson-Humphrey Company, Inc. under the engagement agreement referenced in Section 4.2.25 hereof.

                  8.4 NOTICES. All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered or certified mail to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

                  (i)    If to Pioneer or Merger Subsidiary, to:

                         Pioneer-Standard Electronics, Inc.
                         4800 East 131st Street
                         Cleveland, Ohio 44105
                         Attention:  James L. Bayman, Chairman and CEO

                         With a copy to:

                         Calfee, Halter & Griswold LLP
                         1400 McDonald Investment Center
                         800 Superior Ave.
                         Cleveland, Ohio 44114
                         Attention:  William A. Papenbrock, Esq.

                  (ii)   If to the Selling Shareholders, to:

                         Gordon L. Dickens, III, as Representative
                         905 Hurlston Lane
                         Alpharetta, Georgia  30202


                         With a copy to:

                         Gussie Jodene Ballew
                         7517 Twin Oaks
                         Garland, Texas 75044

                         Gordon L. Dickens, III
                         905 Hurlston Lane
                         Alpharetta, Georgia  30202

                         Gordon L. Dickens, Jr., as Trustee of
                         The Gordon Westlake Dickens Minor's Trust
                         Dickens & Associates
                         1408 W. Washington Street
                         Milledgeville, Georgia 31061-3434  Dickens & Associates

                         Melissa W. Dickens
                         905 Hurlston Lane
                         Alpharetta, Georgia  30202

                         Gordon L. Dickens, Jr., as Trustee of
                         The Raymond Lee Dickens Minor's Trust
                         Dickens & Associates
                         1408 W. Washington Street
                         Milledgeville, Georgia 31061-3434


                         James B. Erickson
                         6713 Lakeshore Drive
                         Garland, Texas 75044-2043

                                  - and -

                         Thomas E. Davis, Sr., as Executor of
                         The Estate of Thomas E. Davis, Jr.
                         P. O. Box 729
                         Morganton, Georgia 30560

                         In each case with a copy to:

                         Morris, Manning & Martin, L.L.P.
                         1600 Atlanta Financial Center
                         3343 Peachtree Road, N.E.
                         Atlanta, Georgia  30326
                         Attention:  Charles R. Beaudrot, Jr., Esq.

                  (iii)  If to Dickens Data Systems, Inc., to:

                         Dickens Data Systems., Inc.
                         1175 Northmeadow Parkway, Suite 150
                         Roswell, Georgia 30076
                         Attention:  Gordon L. Dickens, III, CEO

                         With a copy to:

                         Morris, Manning & Martin, L.L.P.
                         1600 Atlanta Financial Center
                         3343 Peachtree Road, N.E.
                         Atlanta, Georgia  30326
                         Attention:  Charles R. Beaudrot, Jr., Esq.

                  8.5 BINDING EFFECT. Except as otherwise provided herein, this Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  8.6 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  8.7 DISCLOSURE SCHEDULES, EXHIBITS AND AMENDMENTS TO DISCLOSURE SCHEDULES. The Disclosure Schedules and Exhibits referred to in this Agreement constitute an integral part of this Agreement as if fully rewritten herein. To the extent applicable, a disclosure set forth on one Disclosure Schedule will serve as a disclosure for purposes of all other Disclosure Schedules.

                  Initial Disclosure Schedules referred to herein shall be delivered on the date of execution hereof. At or prior to the Closing, DDS shall have the right to deliver amended Disclosure Schedules for review and either approval thereof or rejection thereof by Pioneer, which approval shall not be unreasonably withheld or delayed by Pioneer. Any amendments to Disclosure Schedules will be delivered sufficiently in advance of the Closing Date to allow Pioneer to fully review the contents thereof. Pioneer may reject any amended Disclosure Schedule which differs from the original Disclosure Schedule in any material respect within five (5) days of receipt (but not later than five (5) days prior to Closing). In the event Pioneer rejects any such amended Disclosure
Schedule in writing (the "Rejection Notice") and Selling Shareholders and Pioneer fail to mutually agree on an acceptable basis for addressing the objectionable portion as a Disclosed Claim within three (3) days of receipt of the Rejection Notice, either DDS or Pioneer may terminate this Agreement pursuant to Section 7.1(e).

                  8.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall be effective upon execution and delivery of either manually signed or facsimile signed signature pages.

                  8.9 GOVERNING LAW. This Agreement and all disputes hereunder shall be construed in accordance with and governed by the laws of the State of Ohio. The Merger shall be governed by the laws of the State of Georgia.

                  8.10 SEVERABILITY. If any provision of this Agreement shall be held unenforceable, invalid or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

                  8.11 WAIVERS. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party to be charged, and, unless otherwise stated therein, no such waiver shall constitute a waiver of any other provisions hereof (whether or not similar) or a continuing waiver.

                  8.12 ENTIRE AGREEMENT. This Agreement and the agreements and documents to be delivered hereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations between the parties hereto are merged into this Agreement and the agreements and documents to be delivered hereunder, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressly contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or confer on any person, firm or corporation other than the parties hereto any rights or privileges hereunder. No supplement, modification, amendment or termination of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

                         [SIGNATURES ON FOLLOWING PAGE]

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DICKENS DATA SYSTEMS, INC.                  SHAREHOLDERS:


By: /s/ Gordon L. Dickens, III              /s/ Gussie Jodene Ballew
   -------------------------------------    ------------------------------------
   Gordon L. Dickens III,                   Gussie Jodene Ballew
   Chief Executive Officer and President

PIONEER-STANDARD ELECTRONICS, INC.


By: /s/ James L. Bayman                     /s/ Gorden L. Dickens, III
   -------------------------------------    ------------------------------------
   James L. Bayman,                         Gordon L. Dickens, III
   Chairman and CEO
                                            THE RAYMOND LEE DICKENS MINOR'S
                                            TRUST


And /s/ Arthur Rhein                        By: Gordon L. Dickens, Jr.
   -------------------------------------    ------------------------------------
     Arthur Rhein,                             Gordon L. Dickens, Jr., as
     President and COO                         Trustee of The Raymond Lee
                                               Dickens Minor's Trust

                                            /s/ Melissa W. Dickens
                                            -----------------------------------
                                            Melissa W. Dickens

PIONEER-STANDARD OF GEORGIA, INC.           THE GORDON WESTLAKE DICKENS MINOR'S
                                            TRUST

By: /s/ James L. Bayman                     By: /s/ Gordon L. Dickens, Jr.
   -------------------------------------    ------------------------------------
       James L. Bayman,                        Gordon L. Dickens, Jr., as
       Chairman and CEO                        Trustee of The Gordon Westlake
                                               Dickens Minor's Trust

                                            /s/ James B. Erickson
                                            -----------------------------------
                                            James B. Erickson

                                            ESTATE OF THOMAS E. DAVIS, JR.

                                            By: /s/ Thomas E. Davis
                                               ---------------------------------
                                                Thomas E. Davis, Sr., as
                                                Executor of the Estate of
                                                Thomas E. Davis, Jr.

                             EXHIBITS
                             --------

Exhibit 1.6                     Dickens Employment Agreement

Exhibit 1.9                     Escrow Agreement

Exhibit 1.16                    Form of Noncompetition Agreement

Exhibit 1.21                    Software and Services Businesses Description

Exhibit 2.2                     Articles of Merger

Exhibit 2.7(g)                  Professional Services Entity Summary

Exhibit 2.8(i)                  Promissory Note and Letter of Credit Summary

Exhibit 3.1(f)                  Opinion of  Morris, Manning & Martin L.L.P.

Exhibit 3.2(c)                  Opinion of Calfee, Halter & Griswold LLP

Exhibit 6.3                     Shareholder Notes

                              DISCLOSURE SCHEDULES
                              --------------------

Disclosure Schedule 2.7(c)             -    Tax Estimate Distribution

Disclosure Schedule 4.1.4              -    Absence of Conflicts

Disclosure Schedule 4.1.6              -    Conflicts of Interest

Disclosure Schedule 4.2.3              -    Subsidiaries

Disclosure Schedule 4.2.6              -    Absence of Conflicts

Disclosure Schedule 4.2.8              -    Liabilities

Disclosure Schedule 4.2.9              -    Absence of Certain Changes

Disclosure Schedule 4.2.10             -    Tax Matters

Disclosure Schedule 4.2.11             -    Compliance with Laws

Disclosure Schedule 4.2.12             -    Litigation

Disclosure Schedule 4.2.13             -    General Liability

Disclosure Schedule 4.2.14             -    Labor

Disclosure Schedule 4.2.15             -    Lists of Properties, Contracts, Etc.

Disclosure Schedule 4.2.17             -    Title

Disclosure Schedule 4.2.21             -    Proprietary Property

Disclosure Schedule 4.2.22             -    Compliance

Disclosure Schedule 4.2.24             -    Suppliers and Customers

Disclosure Schedule 4.2.26             -    Employee Benefit Plan Matters